                                     [LOGO]
                                 MORGAN STANLEY
                           ---------------------------
                                       HQ8
                           ---------------------------

                                 $2,512,732,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                            AS MORTGAGE LOAN SELLERS

                         -------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

                         -------------------------------
                                  MARCH 7, 2006

MORGAN STANLEY                                                 LASALLE FINANCIAL
                                                                  SERVICES, INC.

SOLE BOOKRUNNER AND CO-LEAD MANAGER                              CO-LEAD MANAGER

BANC OF AMERICA SECURITIES LLC                             RBS GREENWICH CAPITAL
CO-MANAGER                                                            CO-MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

      IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
--------------------------------------------------------------------------------

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

TRANSACTION FEATURES

o     Seller:

      --------------------------------------------------------------------------------------------------
                                                       NO. OF   AGGREGATE CUT-OFF      % BY AGGREGATE
      LOAN SELLER                              MORTGAGE LOANS    DATE BALANCE ($)   CUT-OFF DATE BALANCE
      --------------------------------------------------------------------------------------------------

      Morgan Stanley Mortgage Capital Inc.             153        1,599,269,551             58.6
      LaSalle Bank National Association                115        1,131,961,968             41.4
      --------------------------------------------------------------------------------------------------
       TOTAL:                                          268       $2,731,231,519            100.0%
      --------------------------------------------------------------------------------------------------

o     Loan Pool:

      o     Average Cut-off Date Balance: $10,191,162

      o     Largest Mortgage Loan by Cut-off Date Balance: $266,778,306

      o     Five largest and ten largest loans: 22.5% and 30.7% of pool, respectively

o     Property Types:

                                [GRAPHIC OMITTED]

o     Credit Statistics:

      o     Weighted average debt service coverage ratio of 1.45x

      o     Weighted average post IO debt service coverage ratio of 1.32x

      o     Weighted average current loan-to-value ratio of 71.9%; weighted average balloon loan-to-value ratio of 63.0%

o     Call Protection:

      o     230 loans (88.2% of the pool) have a lockout period ranging from 24 to 40 payments from origination, then defeasance provisions

      o     31 loans (10.2% of the pool) have a lockout period ranging from 23 to 59 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%

      o     1 loan (0.8% of the pool) has a lockout period of 27 payments from origination, then yield maintenance

      o     4 loans (0.5% of the pool) have a lockout period ranging from 25 to
            29 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance at least two years following securitization

      o     2 loans (0.3% of the pool) permits a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%

o     Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
      Agent in addition to detailed payment and delinquency information.
      Information provided by the Paying Agent is expected to be available at
      www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the
      Paying Agent's website at etrustee.net.

o     Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.
      Bloomberg Ticker: MSC 2006-HQ8 <MTGE> <GO>

o     Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-2

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

OFFERED CERTIFICATES

----------------------------------------------------------------------------------------------------------------------------------
             APPROXIMATE                                                                                APPROXIMATE    CERTIFICATE
               INITIAL      APPROXIMATE                                               EXPECTED FINAL      INITIAL       PRINCIPAL
             CERTIFICATE      CREDIT          RATINGS       AVERAGE     PRINCIPAL      DISTRIBUTION    PASS-THROUGH      TO VALUE
 CLASS        BALANCE(1)    SUPPORT(2)     (MOODY'S/S&P)   LIFE(3)(4)  WINDOW(3)(5)      DATE(3)          RATE(6)        RATIO(7)
-----------------------------------------------------------------------------------------------------------------------------------

A-1          $144,800,000     30.000%         Aaa/AAA        2.99          1-57         12/12/2010%            50.34%
-----------------------------------------------------------------------------------------------------------------------------------
A-1A         $509,109,000     30.000%         Aaa/AAA        9.11         1-118         01/12/2016%            50.34%
-----------------------------------------------------------------------------------------------------------------------------------
A-2          $130,400,000     30.000%         Aaa/AAA        4.82         57-59         02/12/2011%            50.34%
-----------------------------------------------------------------------------------------------------------------------------------
A-3           $73,100,000     30.000%         Aaa/AAA        6.75         70-104        11/12/2014%            50.34%
-----------------------------------------------------------------------------------------------------------------------------------
A-AB         $149,000,000     30.000%         Aaa/AAA        7.06         59-112        07/12/2015%            50.34%
-----------------------------------------------------------------------------------------------------------------------------------
A-4          $905,453,000     30.000%         Aaa/AAA        9.58        112-117        12/12/2015%            50.34%
-----------------------------------------------------------------------------------------------------------------------------------
A-M          $273,123,000     20.000%         Aaa/AAA        9.79        118-118        01/12/2016%            57.54%
-----------------------------------------------------------------------------------------------------------------------------------
A-J          $198,014,000     12.750%         Aaa/AAA        9.79        118-118        01/12/2016%            62.75%
-----------------------------------------------------------------------------------------------------------------------------------
B             $17,070,000     12.125%         Aa1/AA+        9.79        118-118        01/12/2016%            63.20%
-----------------------------------------------------------------------------------------------------------------------------------
C             $40,969,000     10.625%         Aa2/AA         9.79        118-118        01/12/2016%            64.28%
-----------------------------------------------------------------------------------------------------------------------------------
D             $34,140,000      9.375%         Aa3/AA-        9.79        118-118        01/12/2016%            65.18%
-----------------------------------------------------------------------------------------------------------------------------------
E             $13,656,000      8.875%          A1/A+         9.79        118-118        01/12/2016%            65.54%
-----------------------------------------------------------------------------------------------------------------------------------
F             $23,898,000      8.000%          A2/A          9.79        118-118        01/12/2016%            66.17%
-----------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES(8)

-----------------------------------------------------------------------------------------------------------------------------------
             APPROXIMATE
               INITIAL
             CERTIFICATE                                                                                 APPROXIMATE    CERTIFICATE
              BALANCE OR    APPROXIMATE                                                EXPECTED FINAL      INITIAL       PRINCIPAL
 CLASS         NOTIONAL       CREDIT          RATINGS       AVERAGE      PRINCIPAL      DISTRIBUTION    PASS-THROUGH     TO VALUE
              AMOUNT(1)       SUPPORT      (MOODY'S/S&P)   LIFE(3)(4)   WINDOW(3)(5)      DATE(3)          RATE(6)       RATIO(7)
-----------------------------------------------------------------------------------------------------------------------------------

X(9)       $2,731,231,518       --            Aaa/AAA          --           --             --                %              --
-----------------------------------------------------------------------------------------------------------------------------------
X-RC(10)      $64,000,000       --            Aaa/AAA          --           --             --                %              --
-----------------------------------------------------------------------------------------------------------------------------------
G             $27,313,000     7.000%           A3/A-          9.79        118-118        01/12/2016%            66.89%
-----------------------------------------------------------------------------------------------------------------------------------
H             $37,554,000     5.625%         Baa1/BBB+        9.86        118-119        02/12/2016%            67.87%
-----------------------------------------------------------------------------------------------------------------------------------
J             $27,313,000     4.625%         Baa2/BBB         9.87        119-119        02/12/2016%            68.59%
-----------------------------------------------------------------------------------------------------------------------------------
K             $27,312,000     3.625%         Baa3/BBB-        9.88        119-120        03/12/2016%            69.31%
-----------------------------------------------------------------------------------------------------------------------------------
L - S         $99,007,518       --              --             --           --              --              --              --
-----------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)   As of March 1, 2006. In the case of each such Class, subject to a permitted variance of plus or minus 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or
                increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final
                prospectus supplement unless such changes are material.

          (2)   The percentages indicated under the column "Approximate Credit
                Support" with respect to the Class A-1, A-1A, A-2, A-3, A-AB and
                A-4 Certificates represent the approximate credit support for the Class A-1, A-1A, A-2, A-3, A-AB, and A-4 Certificates in the
                aggregate.

          (3)   Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

          (4)   Average life is expressed in terms of years.

          (5)   Principal window is the period (expressed in terms of months and commencing with the month of April 2006) during which
                distributions of principal are expected to be made to the
                holders of each designated Class.

          (6)   The Class A-1, A1-A, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E,
                F, G, H, J and K Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified
                percentage, which percentage may be zero. The Class X
                Certificates will accrue interest at a variable rate as defined in the Prospectus Supplement. The Class X-RC Certificates will accrue interest at 0.45% per annum, multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject accrual period, and the denominator of which is 30.

          (7)   Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                Class A-1, A-1A, A-2, A-3, A-AB and A-4 Certificate Principal to
                Value Ratio is calculated based upon the aggregate of the Class
                A-1, A-1A, A-2, A-3, A-AB and A-4 Certificate Balances.

          (8)   Not offered pursuant to the Prospectus and Prospectus
                Supplement. Certificates to be offered privately pursuant to
                Rule 144A. Information provided herein regarding the
                characteristics of these certificates is provided only to
                enhance understanding of the offered certificates.

          (9)   The Class X Notional Amount will at all times be equal to the aggregate of the certificate balances of the classes of
                principal balance certificates.

          (10)  The Class X-RC Notional Amount will at all times be equal to the principal balance of the Ritz-Carlton IO Component, which had an initial principal balance as of the Cut-off Date of $64,000,000.
                The Ritz-Carlton IO Component will be deemed to receive payments of principal prior to the Ritz-Carlton Non-IO Component and mortgage loan losses on the Ritz-Carlton Pari Passu Loan will be deemed to be allocated pro rata to the Ritz-Carlton IO Component and the Ritz-Carlton Non-IO Component.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-3

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

I.  ISSUE CHARACTERISTICS

    ISSUE TYPE:                    Public: Classes A-1, A-1A, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E and F (the
                                   "Offered Certificates")

                                   Private (Rule 144A): Classes X, X-RC, G, H, J, K, L, M, N, O, P, Q and S

    SECURITIES OFFERED:            $2,512,732,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC
                                   Pass-Through Certificates, including thirteen principal and interest classes (A-1,
                                   A-1A, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E and F)

    SELLERS:                       Morgan Stanley Mortgage Capital Inc. and LaSalle Bank National Association

    SOLE BOOKRUNNER AND CO-LEAD    Morgan Stanley & Co. Incorporated
    MANAGER:

    CO-LEAD MANAGER:               LaSalle Financial Services, Inc.

    CO-MANAGERS:                   Banc of America Securities LLC and Greenwich Capital Markets, Inc.

    MASTER SERVICERS:              Wells Fargo Bank, National Association

    SPECIAL SERVICER:              J.E. Robert Company, Inc.

    TRUSTEE:                       U.S. Bank National Association

    PAYING AGENT:                  LaSalle Bank National Association

    CUT-OFF DATE:                  March 1, 2006, or with respect to the Ritz-Carlton Portfolio loan, February 28,
                                   2006. For purposes of the information contained in this term sheet, scheduled payments due in March 2006 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on March 1, 2006, not the actual day on which such scheduled payments were due.

    EXPECTED CLOSING DATE:         On or about March 28, 2006

    DETERMINATION DATE:            The 8th day of each month, or, if the 8th day is not a business day, the next succeeding business day, commencing in April 2006.

    DISTRIBUTION DATES:            The 4th business day after the related determination date of each month, commencing in April 2006.

    MINIMUM DENOMINATIONS:         $25,000 for the Class A Certificates and $100,000 for all other Offered
                                   Certificates and in multiples of $1 thereafter.

    SETTLEMENT TERMS:              DTC, Euroclear and Clearstream, same day funds, with accrued interest.

    LEGAL/REGULATORY STATUS:       The Offered  Certificates  are expected to be eligible for exemptive relief under
                                   ERISA. No Class of Certificates is SMMEA eligible.

    RISK FACTORS:                  THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                                   SEE THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS"
                                   SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-4

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-1A, A-2, A-3, A-AB, A-M, A-J, B, C, D, E, F, G, H, J and K
Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X Certificates will accrue interest at a variable rate. The Class X-RC Certificates will accrue interest at a rate of
0.45% per annum multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject accrual period, and the denominator of which is 30.

The notional amount of the Class X Certificates will at all times be equal to the aggregate of the certificate balances of the classes of principal balance certificates. The Class X-RC Notional Amount will at all times be equal to the principal balance of the Ritz-Carlton IO Component, which had an initial principal balance as of the Cut-off Date of $64,000,000. The Ritz-Carlton IO
Component will be deemed to receive payments of principal prior to the
Ritz-Carlton Non-IO Component and mortgage loan losses on the Ritz-Carlton Pari
Passu Loan will be deemed to be allocated pro rata to the Ritz-Carlton IO
Component and the Ritz-Carlton Non-IO Component.

Yield Maintenance/Prepayment    On any Distribution Date, Prepayment Premiums or
Premium Allocation:             Yield Maintenance Charges collected in respect
                                of each mortgage loan included in Loan Group 1
                                during the related Collection Period will be
                                distributed by the paying agent on the Classes
                                of Certificates as follows: to the holders of
                                each of the Class A-1, Class A-2, Class A-3,
                                Class A-AB, Class A-4, Class A-M, Class A-J,
                                Class B, Class C, Class D, Class E, Class F,
                                Class G, Class H, Class J and Class K
                                Certificates then entitled to distributions of
                                principal on such Distribution Date, an amount
                                equal to the product of (a) a fraction, the
                                numerator of which is the amount distributed as
                                principal to the holders of that Class on that
                                Distribution Date, and the denominator of which
                                is the total amount distributed as principal to
                                the holders of the Class A-1, Class A-2, Class
                                A-3, Class A-AB, Class A-4, Class A-M, Class
                                A-J, Class B, Class C, Class D, Class E, Class
                                F, Class G, Class H, Class J and Class K
                                Certificates, (b) the Base Interest Fraction for
                                the related principal prepayment and that Class
                                and (c) the amount of the Prepayment Premium or
                                Yield Maintenance Charge collected in respect of
                                such principal prepayment during the related
                                Collection Period. Any Prepayment Premiums or
                                Yield Maintenance Charges relating to a mortgage
                                loan in the trust and collected during the
                                related Collection Period remaining after those
                                distributions described in this paragraph will
                                be distributed to the holders of the Class X
                                Certificates.

                                On any Distribution Date, Prepayment Premiums or
                                Yield Maintenance Charges collected in respect
                                of each mortgage loan included in Loan Group 2
                                during the related Collection Period will be
                                distributed by the paying agent as follows: to
                                the holders of the Class A-1A Certificates then
                                entitled to distributions of principal on such
                                Distribution Date, an amount equal to the
                                product of (a) a fraction, the numerator of
                                which is the amount distributed as principal to
                                the holders of that Class on that Distribution
                                Date, and the denominator of which is the total
                                amount distributed as principal to the holders
                                of the Class A-1A Certificates, (b) the Base
                                Interest Fraction for the related principal
                                prepayment and that Class and (c) the amount of
                                the Prepayment Premium or Yield Maintenance
                                Charge collected in respect of such principal
                                prepayment during the related Collection Period.
                                Any Prepayment Premiums or Yield Maintenance
                                Charges relating to a mortgage loan in the trust
                                and collected during the related Collection
                                Period remaining after those distributions
                                described above will be distributed to the
                                holders of the Class X Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-5

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

                                Notwithstanding the foregoing, Yield Maintenance
                                Charges collected during any Collection Period
                                with respect to the Ritz-Carlton Pari Passu Loan
                                will be distributed as follows: (a) 15% to the
                                holders of the Class A-1, Class A-2, Class A-3,
                                Class A-AB, Class A-4, Class A-M, Class A-J,
                                Class B, Class C, Class D, Class E, Class F,
                                Class G, Class H, Class J, Class K and Class X
                                Certificates, allocable among such Classes as
                                set forth in the paragraphs above, and (b) 85%
                                to the holders of the Class X-RC Certificates.

                                No Prepayment Premiums or Yield Maintenance
                                Charges will be distributed to holders of the
                                Class L, Class M, Class N, Class O, Class P,
                                Class Q and Class S Certificates.

                                The following is an example of the Prepayment
                                Premium Allocation based on the information
                                contained herein and the following assumptions:

                                Two Classes of Certificates: Class A-1 and X

                                The characteristics of the Mortgage Loan being
                                prepaid are as follows:

                                   --    Loan Balance:  $10,000,000
                                   --    Mortgage Rate:  5.50%
                                   --    Maturity Date:  5 years

                                The Discount Rate is equal to 4.50%

                                The Class A-1 Pass-Through Rate is equal to
                                5.30%

                                                            CLASS A-1 CERTIFICATES
                                -------------------------------------------------------------------------------
                                                                                                       YIELD
                                                                                                    MAINTENANCE
                                                  METHOD                           FRACTION         ALLOCATION
                                --------------------------------------------  -----------------    ------------

                                          (Class A-1 Pass Through Rate -         (5.30%-4.50%)
                                                  Discount Rate)
                                      --------------------------------------     --------------       80.00%
                                         (Mortgage Rate - Discount Rate)         (5.50%-4.50%)

                                                             CLASS X CERTIFICATES
                                -------------------------------------------------------------------------------
                                                                                                      YIELD
                                                                                                    MAINTENANCE
                                                   METHOD                          FRACTION         ALLOCATION
                                --------------------------------------------  -----------------    ------------

                                       (1 - Class A-1 YM Allocation)               (1-80.00% )        20.00%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-6

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

III.   SELLER         Morgan Stanley Mortgage Capital Inc. ("MSMC")

                      The Mortgage Pool includes 153 Mortgage Loans,
                      representing 58.6% of the Initial Pool Balance, that were
                      originated by or on behalf of MSMC.

                      MSMC is a subsidiary of Morgan Stanley & Co. Incorporated
                      and was formed to originate and purchase mortgage loans
                      secured by commercial and multifamily real estate.

                      LaSalle Bank National Association ("LaSalle")

                      The Mortgage Pool includes 115 Mortgage Loans,
                      representing 41.4% of the Initial Pool Balance, that were
                      originated or acquired by LaSalle.

                      LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank
                      organized under the laws of The Netherlands. As of
                      September 30, 2005, LaSalle had total assets of
                      approximately $73 billion.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-7

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

IV. COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

______  Single Note/Multiple Properties
______  Cross-Collateralized/Cross Defaulted

------------------------------------------------------------------------------------------------------------------------------------
         MORTGAGE                                                                                              % OF
           LOAN                                                                  PROPERTY     CUT-OFF DATE    TOTAL
 NO.      SELLER    PROPERTY NAME                       CITY          STATE        TYPE            BALANCE     POOL   UNITS/ROOMS/SF
------------------------------------------------------------------------------------------------------------------------------------

   1       MSMC     Ritz-Carlton Portfolio              Various      Various    Hospitality   $266,778,306     9.8%            1,218
------------------------------------------------------------------------------------------------------------------------------------
   2     LaSalle    COPT Office Portfolio               Various        MD         Office      $108,543,000     4.0%          597,482
------------------------------------------------------------------------------------------------------------------------------------
   3     LaSalle    Flournoy Portfolio                  Various      Various    Multifamily    $97,750,000     3.6%            1,397
------------------------------------------------------------------------------------------------------------------------------------
   4       MSMC     Crossroads Logistics Portfolio      Various        IN       Industrial     $75,775,582     2.8%        2,613,355
------------------------------------------------------------------------------------------------------------------------------------
   5       MSMC     Marketplace at Northglenn           Northglenn     CO         Retail       $64,500,000     2.4%          439,273
------------------------------------------------------------------------------------------------------------------------------------
   6     LaSalle    One Nashville Place                 Nashville      TN         Office       $58,000,000     2.1%          410,581
------------------------------------------------------------------------------------------------------------------------------------
   7       MSMC     Roseville Portfolio                 Roseville      CA         Various      $46,100,000     1.7%          211,993
------------------------------------------------------------------------------------------------------------------------------------
   8     LaSalle    Allstate Portfolio                  Various      Various      Office       $41,725,000     1.5%          357,489
------------------------------------------------------------------------------------------------------------------------------------
   9     LaSalle    Inland Shops at 5                   Plymouth       MA         Retail       $40,179,000     1.5%          333,455
------------------------------------------------------------------------------------------------------------------------------------
  10     LaSalle    First Insurance Center              Honolulu       HI         Office       $38,000,000     1.4%          210,286
------------------------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGE:                                                   $837,350,888    30.7%
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
         MORTGAGE
           LOAN                                            LOAN PER                   POST IO      CUT-OFF DATE     BALLOON
 NO.      SELLER    PROPERTY NAME                      UNIT/ROOM/SF     DSCR      PERIOD DSCR               LTV         LTV
---------------------------------------------------------------------------------------------------------------------------

   1       MSMC     Ritz-Carlton Portfolio                 $251,479    1.02x            1.02x             59.3%       43.4%
---------------------------------------------------------------------------------------------------------------------------
   2     LaSalle    COPT Office Portfolio                      $182    1.52x            1.52x             79.5%       79.5%
---------------------------------------------------------------------------------------------------------------------------
   3     LaSalle    Flournoy Portfolio                      $69,971    1.54x            1.27x             79.5%       71.3%
---------------------------------------------------------------------------------------------------------------------------
   4       MSMC     Crossroads Logistics Portfolio              $29    1.20x            1.20x             69.7%       58.7%
---------------------------------------------------------------------------------------------------------------------------
   5       MSMC     Marketplace at Northglenn                  $147    1.47x            1.20x             73.3%       64.3%
---------------------------------------------------------------------------------------------------------------------------
   6     LaSalle    One Nashville Place                        $141    1.51x            1.21x             74.8%       69.3%
---------------------------------------------------------------------------------------------------------------------------
   7       MSMC     Roseville Portfolio                        $217    1.26x            1.26x             73.2%       60.7%
---------------------------------------------------------------------------------------------------------------------------
   8     LaSalle    Allstate Portfolio                         $117    1.60x            1.33x             73.6%       66.2%
---------------------------------------------------------------------------------------------------------------------------
   9     LaSalle    Inland Shops at 5                          $120    2.14x            2.14x             58.3%       58.3%
---------------------------------------------------------------------------------------------------------------------------
  10     LaSalle    First Insurance Center                     $181    1.41x            1.41x             76.8%       76.8%
---------------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGE:                            1.34X            1.26X             69.6%       60.4%
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-8

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

IV.  COLLATERAL DESCRIPTION

______  Single Note/Multiple Properties
______  Cross-Collateralized/Cross Defaulted

                          5 YEAR LOANS IN LOAN GROUP 1

---------------------------------------------------------------------------------------------------------------------------------
         MORTGAGE                                                                                          % OF
           LOAN                                                               PROPERTY     CUT-OFF DATE    TOTAL
 NO.      SELLER    PROPERTY NAME                    CITY          STATE        TYPE            BALANCE    POOL          UNITS/SF
---------------------------------------------------------------------------------------------------------------------------------

 31      LaSalle    Inland Shops at 5                Plymouth       MA         Retail       $40,179,000    1.5%           333,455
39-40    LaSalle    Inland Portfolio I               Various      Various      Various      $35,572,187    1.3%         1,105,350
60-63    LaSalle    Inland Portfolio II              Various      Various      Various      $18,761,157    0.7%           157,489
 70      MSMC       Alderwood Parkway Retail         Lynnwood       WA         Retail       $16,500,000    0.6%            64,061
                    Center
 81      LaSalle    Duck Creek Plaza                 Bettendorf     IA         Retail       $14,425,500    0.5%           138,339
 117     LaSalle    Humblewood Shopping              Humble         TX         Retail        $9,558,000    0.3%            90,200
                    Center
 184     LaSalle    Inland Ridge Tool                Cambridge      OH       Industrial      $4,543,000    0.2%           128,537
 204     MSMC       Pfizer  Building                 New London     CT         Office        $4,202,146    0.2%            46,000
 231     MSMC       Valpark Place Office             Carrollton     TX         Office        $3,200,000    0.1%            67,630
                    Park
 235     MSMC       Oxford Square Shopping           Wichita        KS         Retail        $3,071,550    0.1%            45,011
                    Center
 244     MSMC       Walgreens - Conway SC            Conway         SC         Retail        $2,800,000    0.1%            14,490
---------------------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                                                $152,812,540    5.6%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
         MORTGAGE                                                             POST IO    CUT-OFF                  REM.     REM.
           LOAN                                     LOAN PER                  PERIOD      DATE        BALLOON      IO    TERM TO
 NO.      SELLER    PROPERTY NAME                    UNIT/SF       DSCR        DSCR        LTV          LTV       TERM   MATURITY
---------------------------------------------------------------------------------------------------------------------------------

 31      LaSalle    Inland Shops at 5                   $120      2.14x        2.14x      58.3%        58.3%       58       58
39-40    LaSalle    Inland Portfolio I                   $32      2.45x        2.45x      56.2%        56.2%       59       59
60-63    LaSalle    Inland Portfolio II                 $119      2.27x        2.27x      54.0%        54.0%       58       58
 70      MSMC       Alderwood Parkway Retail            $258      1.46x        1.21x      76.7%        73.8%       22       58
                    Center
 81      LaSalle    Duck Creek Plaza                    $104      1.74x        1.74x      59.0%        59.0%       57       57
 117     LaSalle    Humblewood Shopping                 $106      2.29x        2.29x      58.5%        58.5%       58       58
                    Center
 184     LaSalle    Inland Ridge Tool                    $35      2.46x        2.46x      57.5%        57.5%       59       59
 204     MSMC       Pfizer  Building                     $91      1.59x        1.59x      70.0%        63.4%      NAP       53
 231     MSMC       Valpark Place Office                 $47      1.50x        1.25x      77.1%        74.2%       20       56
                    Park
 235     MSMC       Oxford Square Shopping               $68      1.36x        1.36x      76.8%        71.7%      NAP       52
                    Center
 244     MSMC       Walgreens - Conway SC               $193      1.60x        1.60x      72.7%        72.7%       55       55
---------------------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                       2.08X        2.05X      60.7%        60.0%                58
---------------------------------------------------------------------------------------------------------------------------------

                          7 YEAR LOANS IN LOAN GROUP 1

---------------------------------------------------------------------------------------------------------------------------------
        MORTGAGE                                                                                               % OF
          LOAN                                                                PROPERTY     CUT-OFF DATE        TOTAL       ROOMS/
 NO.     SELLER     PROPERTY NAME                       CITY       STATE        TYPE            BALANCE        POOL            SF
---------------------------------------------------------------------------------------------------------------------------------

 44     LaSalle     Inland BISYS Fund                 Columbus      OH         Office       $30,245,000        1.1%       238,641
 55     LaSalle     Parkway Center Buildings         Pittsburgh     PA         Office       $20,800,000        0.8%       363,678
                    7, 9 and 10
 126    LaSalle     Holiday Inn Ithaca                 Ithaca       NY       Hospitality     $7,975,960        0.3%           180
        MSMC        Walgreens - Delray                 Delray       FL         Retail        $3,500,000        0.1%        15,120
 224                Beach                              Beach
 228    LaSalle     Craig Street Commons             Pittsburgh     PA         Office        $3,350,000        0.1%        34,419
---------------------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                                                 $65,870,960        2.4%
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
        MORTGAGE                                                           POST IO    CUT-OFF                 REM.     REM.
          LOAN                                     LOAN PER                 PERIOD      DATE       BALLOON     IO    TERM TO
 NO.     SELLER     PROPERTY NAME                   ROOM/SF       DSCR       DSCR       LTV          LTV      TERM   MATURITY
-----------------------------------------------------------------------------------------------------------------------------

 44     LaSalle     Inland BISYS Fund                  $127      1.79x       1.79x      63.0%        63.0%     75       75
 55     LaSalle     Parkway Center Buildings            $57      1.65x       1.38x      80.0%        78.1%     59       83
                    7, 9 and 10
 126    LaSalle     Holiday Inn Ithaca              $44,311      1.91x       1.91x      55.0%        47.5%    NAP       82
        MSMC        Walgreens - Delray                 $231      1.46x       1.20x      68.6%        65.9%     34       70
 224                Beach
 228    LaSalle     Craig Street Commons                $97      1.58x       1.58x      68.4%        68.4%     83       83
-----------------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                      1.73X       1.63X      68.0%        66.3%              79
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-9

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

                         PARI PASSU AND COMPANION LOANS

------------------------------------------------------------------------------------------------------------------------------------
 NO.    PROPERTY NAME                 ORIGINAL A-NOTE BALANCES      TRANSACTION            SPECIAL SERVICER         B-NOTE BALANCE
------------------------------------------------------------------------------------------------------------------------------------

 1-5    Ritz-Carlton Portfolio              $270,000,000           MSCI 2006-HQ8      J.E. Robert Company, Inc.*      $50,000,000
                                             $40,000,000                TBD                      TBD
------------------------------------------------------------------------------------------------------------------------------------

*     Denotes lead special servicer

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-10

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

V.  TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
<= 1,000,000                    1                998,660           0
1,000,001 - 2,000,000          28             45,138,788         1.7
2,000,001 - 3,000,000          42            107,555,342         3.9
3,000,001 - 4,000,000          26             89,603,973         3.3
4,000,001 - 5,000,000          37            165,649,807         6.1
5,000,001 - 6,000,000          18             97,809,139         3.6
6,000,001 - 7,000,000          17            109,998,240         4.0
7,000,001 - 8,000,000          15            112,104,244         4.1
8,000,001 - 9,000,000           6             51,931,942         1.9
9,000,001 - 10,000,000          7             66,484,897         2.4
10,000,001 - 15,000,000        27            338,818,517        12.4
15,000,001 - 20,000,000        14            243,695,000         8.9
20,000,001 - 30,000,000        15            359,817,082        13.2
30,000,001 >=                  15            941,625,888        34.5
---------------------------------------------------------------------
TOTAL:                        268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------
  Min: $998,660       Max: $266,778,306     Average: $10,191,162
---------------------------------------------------------------------

STATE
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                           MORTGAGED        CUT-OFF DATE        % OF
                           PROPERTIES        BALANCE ($)        POOL
---------------------------------------------------------------------
California                     38            301,701,495        11.0
New York                       13            224,470,335         8.2
Texas                          24            188,150,851         6.9
Indiana                        17            182,031,576         6.7
Other                         216          1,834,877,262        67.2
---------------------------------------------------------------------
TOTAL:                        308        $ 2,731,231,519       100.0%
---------------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                           MORTGAGED        CUT-OFF DATE        % OF
                           PROPERTIES        BALANCE ($)        POOL
---------------------------------------------------------------------
Retail                        121            909,771,476        33.3
Office                         55            623,072,916        22.8
Multifamily                    61            507,234,257        18.6
Hospitality                    11            302,500,401        11.1
Industrial                     29            234,102,596         8.6
Manufactured Housing            6             55,967,135         2.0
Mixed Use                       8             48,982,304         1.8
Self Storage                   16             42,393,532         1.6
Other                           1              7,206,900         0.3
---------------------------------------------------------------------
TOTAL:                        308        $ 2,731,231,519       100.0%
---------------------------------------------------------------------

AMORTIZATION TYPE
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
Amortizing Balloon            140          1,128,683,675        41.3
Interest Only                  21            408,431,844        15.0
Interest Only, then           107          1,194,116,000        43.7
Amortizing Balloon
---------------------------------------------------------------------
TOTAL:                        268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
4.501 - 5.000                  14            164,308,344         6.0
5.001 - 5.500                 108          1,015,966,948        37.2
5.501 - 6.000                 137          1,511,706,002        55.3
6.001 - 6.500                   8             37,855,754         1.4
6.501 - 7.000                   1              1,394,470         0.1
---------------------------------------------------------------------
TOTAL:                        268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------
  Min: 4.640%         Max: 6.620%           Wtd Avg: 5.513%
---------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1 - 60                         17            159,378,145         5.8
61 - 84                         6             76,496,266         2.8
85 -120                       239          2,456,297,885        89.9
121 - 180                       6             39,059,224         1.4
---------------------------------------------------------------------
TOTAL:                        268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------
  Min: 60 mos.        Max: 180 mos.         Wtd Avg: 116 mos.
---------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1 - 60                         17            159,378,145         5.8
61 - 84                         6             76,496,266         2.8
85 - 120                      239          2,456,297,885        89.9
121 - 180                       6             39,059,224         1.4
---------------------------------------------------------------------
TOTAL:                        268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------
  Min: 52 mos.        Max: 177 mos.         Wtd Avg: 113 mos.
---------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
Interest Only                  21            408,431,844        15.0
181 - 240                       8            328,758,332        12.0
241 - 360                     238          1,963,841,343        71.9
361 >=                          1             30,200,000         1.1
---------------------------------------------------------------------
TOTAL:                        268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------
  Min: 227 mos.       Max: 374 mos.         Wtd Avg: 339 mos.
---------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
Interest Only                  21            408,431,844        15.0
181 - 240                       8            328,758,332        12.0
241 - 360                     238          1,963,841,343        71.9
361 >=                          1             30,200,000         1.1
---------------------------------------------------------------------
 TOTAL:                       268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------
  Min: 222 mos.       Max: 374 mos.         Wtd Avg: 337 mos.
---------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
20.1 - 30.0                     1              1,496,752         0.1
30.1 - 40.0                     2              3,455,383         0.1
40.1 - 50.0                     3              8,065,863         0.3
50.1 - 60.0                    19            426,753,573        15.6
60.1 - 70.0                    59            475,183,543        17.4
70.1 - 75.0                    64            658,328,293        24.1
75.1 - 80.0                   118          1,119,848,111        41.0
80.1 >=                         2             38,100,000         1.4
---------------------------------------------------------------------
TOTAL:                        268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------
  Min: 23.4%          Max: 82.0%            Wtd Avg: 71.9%
---------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
10.1 - 20.0                     1              1,496,752         0.1
20.1 - 30.0                     1              1,661,189         0.1
30.1 - 40.0                     3             13,088,073         0.5
40.1 - 50.0                    13            345,455,345        12.6
50.1 - 55.0                    26            110,846,667         4.1
55.1 - 60.0                    38            390,685,883        14.3
60.1 - 65.0                    74            596,290,627        21.8
65.1 - 70.0                    73            596,387,417        21.8
70.1 - 80.0                    39            675,319,567        24.7
---------------------------------------------------------------------
TOTAL:                        268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------
  Min: 19.9%          Max: 80.0%            Wtd Avg: 63.0%
---------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1.01 - 1.10                     2            276,778,306        10.1
1.11 - 1.20                    29            416,873,620        15.3
1.21 - 1.30                   122          1,040,836,327        38.1
1.31 - 1.40                    59            443,350,561        16.2
1.41 - 1.50                    17            144,398,535         5.3
1.51 - 1.60                    15            205,511,057         7.5
1.61 - 1.70                     3             12,634,000         0.5
1.71 - 1.80                     5             60,265,532         2.2
1.81 - 1.90                     1              1,594,863         0.1
1.91 - 2.00                     2             12,928,979         0.5
2.01 - 2.50                    11            112,901,797         4.1
2.51 - 3.00                     1              1,661,189         0.1
3.01 >=                         1              1,496,752         0.1
---------------------------------------------------------------------
TOTAL:                        268        $ 2,731,231,519       100.0%
---------------------------------------------------------------------
  Min: 1.02x          Max: 3.07x            Wtd Avg: 1.32x
---------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This  material  was not  prepared by the Morgan  Stanley  research  departments.
Please  refer to important  information  and  qualifications  at the end of this material.
--------------------------------------------------------------------------------

                                      T-11

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

V.  LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
<= 1,000,000                    1                998,660         0.0
1,000,001 - 2,000,000          24             39,649,893         1.8
2,000,001 - 3,000,000          29             74,139,623         3.3
3,000,001 - 4,000,000          23             78,913,084         3.6
4,000,001 - 5,000,000          31            138,530,416         6.2
5,000,001 - 6,000,000          14             76,618,687         3.4
6,000,001 - 7,000,000          14             90,912,780         4.1
7,000,001 - 8,000,000          11             81,662,135         3.7
8,000,001 - 9,000,000           4             35,001,305         1.6
9,000,001 - 10,000,000          6             57,234,897         2.6
10,000,001 - 15,000,000        18            228,162,659        10.3
15,000,001 - 20,000,000         8            138,605,000         6.2
20,000,001 - 30,000,000        10            240,067,082        10.8
30,000,001 >=                  15            941,625,888        42.4
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------
  Min: $998,660       Max: $266,778,306     Average: $10,683,279
---------------------------------------------------------------------

STATE
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                           MORTGAGED        CUT-OFF DATE        % OF
                           PROPERTIES        BALANCE ($)        POOL
---------------------------------------------------------------------
California                     35            290,436,236        13.1
New York                       10            192,672,986         8.7
Maryland                       15            171,021,433         7.7
Massachusetts                   8            129,724,462         5.8
Other                         180          1,438,266,993        64.7
---------------------------------------------------------------------
TOTAL:                        248        $ 2,222,122,108       100.0%
---------------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                           MORTGAGED        CUT-OFF DATE        % OF
                           PROPERTIES        BALANCE ($)        POOL
---------------------------------------------------------------------
Retail                        121            909,771,476        40.9
Office                         55            623,072,916        28.0
Hospitality                    11            302,500,401        13.6
Industrial                     29            234,102,596        10.5
Manufactured Housing            4             46,421,247         2.1
Self Storage                   16             42,393,532         1.9
Mixed Use                       7             34,982,304         1.6
Multifamily                     4             21,670,734         1.0
Other                           1              7,206,900         0.3
---------------------------------------------------------------------
TOTAL:                        248        $ 2,222,122,108       100.0%
---------------------------------------------------------------------

AMORTIZATION TYPE
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
Amortizing Balloon            113            994,575,264        44.8
Interest Only                  19            392,481,844        17.7
Interest Only, then            76            835,065,000        37.6
Amortizing Balloon
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
4.501 - 5.000                  11            147,360,344         6.6
5.001 - 5.500                  88            845,451,908        38.0
5.501 - 6.000                 101          1,192,859,631        53.7
6.001 - 6.500                   7             35,055,754         1.6
6.501 - 7.000                   1              1,394,470         0.1
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------
  Min: 4.640%         Max: 6.620%           Wtd Avg: 5.509%
---------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1 - 60                         15            152,812,540         6.9
61 - 84                         5             65,870,960         3.0
85 - 120                      182          1,964,379,384        88.4
121 - 180                       6             39,059,224         1.8
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------
  Min: 60 mos.        Max: 180 mos.         Wtd Avg: 115 mos.
---------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1 - 60                         15            152,812,540         6.9
61 - 84                         5             65,870,960         3.0
85 - 120                      182          1,964,379,384        88.4
121 - 180                       6             39,059,224         1.8
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------
  Min: 52 mos.        Max: 177 mos.         Wtd Avg: 112 mos.
---------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
Interest Only                  19            392,481,844        17.7
181 - 240                       4            309,615,207        13.9
241 - 360                     184          1,489,825,057        67.0
361 >=                          1             30,200,000         1.4
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------
  Min: 227 mos.       Max: 374 mos.         Wtd Avg: 332 mos.
---------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
Interest Only                  19            392,481,844        17.7
181 - 240                       4            309,615,207        13.9
241 - 360                     184          1,489,825,057        67.0
361 >=                          1             30,200,000         1.4
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------
  Min: 222 mos.       Max: 374 mos.         Wtd Avg: 333 mos.
---------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
20.1 - 30.0                     1              1,496,752         0.1
30.1 - 40.0                     2              3,455,383         0.2
40.1 - 50.0                     1              1,200,000         0.1
50.1 - 60.0                    16            412,965,436        18.6
60.1 - 70.0                    47            396,753,997        17.9
70.1 - 75.0                    55            574,889,619        25.9
75.1 - 80.0                    84            793,260,920        35.7
80.1 >=                         2             38,100,000         1.7
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------
  Min: 23.4%          Max: 82.0%            Wtd Avg: 71.3%
---------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
10.1 - 20.0                     1              1,496,752         0.1
20.1 - 30.0                     1              1,661,189         0.1
30.1 - 40.0                     1              1,794,194         0.1
40.1 - 50.0                     8            328,245,976        14.8
50.1 - 55.0                    23            101,742,860         4.6
55.1 - 60.0                    32            340,277,748        15.3
60.1 - 65.0                    64            511,362,478        23.0
65.1 - 70.0                    54            457,786,361        20.6
70.1 >=                        24            477,754,550        21.5
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------
  Min: 19.9%          Max: 80.0%            Wtd Avg: 62.4%
---------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1.01 - 1.10                     2            276,778,306        12.5
1.11 - 1.20                    20            339,584,728        15.3
1.21 - 1.30                    94            734,026,554        33.0
1.31 - 1.40                    47            368,507,883        16.6
1.41 - 1.50                    13            122,815,247         5.5
1.51 - 1.60                    14            204,449,399         9.2
1.61 - 1.70                     1              1,200,000         0.1
1.71 - 1.80                     3             48,265,532         2.2
1.91 - 2.00                     2             12,928,979         0.6
2.01 - 2.50                    10            110,407,538         5.0
2.51 - 3.00                     1              1,661,189         0.1
3.01 >=                         1              1,496,752         0.1
---------------------------------------------------------------------
TOTAL:                        208        $ 2,222,122,108       100.0%
---------------------------------------------------------------------
  Min: 1.02x          Max: 3.07x            Wtd Avg: 1.33x
---------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This  material  was not  prepared by the Morgan  Stanley  research  departments.
Please  refer to important  information  and  qualifications  at the end of this material.
--------------------------------------------------------------------------------

                                      T-12

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

V.  LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1,000,001 - 2,000,000           4              5,488,895         1.1
2,000,001 - 3,000,000          13             33,415,719         6.6
3,000,001 - 4,000,000           3             10,690,889         2.1
4,000,001 - 5,000,000           6             27,119,391         5.3
5,000,001 - 6,000,000           4             21,190,452         4.2
6,000,001 - 7,000,000           3             19,085,461         3.7
7,000,001 - 8,000,000           4             30,442,109           6
8,000,001 - 9,000,000           2             16,930,637         3.3
9,000,001 - 10,000,000          1              9,250,000         1.8
10,000,001 - 15,000,000         9            110,655,858        21.7
15,000,001 - 20,000,000         6            105,090,000        20.6
20,000,001 - 30,000,000         5            119,750,000        23.5
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------
  Min: $1,061,657     Max: $28,600,000      Average: $8,485,157
---------------------------------------------------------------------

STATE
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                           MORTGAGED        CUT-OFF DATE        % OF
                           PROPERTIES        BALANCE ($)        POOL
---------------------------------------------------------------------
Texas                           6             89,266,185        17.5
Tennessee                       5             58,858,000        11.6
Indiana                         6             58,675,240        11.5
Pennsylvania                    7             52,741,878        10.4
Other                          36            249,568,107        49.0
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                           MORTGAGED        CUT-OFF DATE        % OF
                           PROPERTIES        BALANCE ($)        POOL
---------------------------------------------------------------------
Multifamily                    57            485,563,523        95.4
Mixed Use                       1             14,000,000         2.7
Manufactured Housing            2              9,545,888         1.9
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------

AMORTIZATION TYPE
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
Amortizing Balloon             27            134,108,411        26.3
Interest Only                   2             15,950,000         3.1
Interest Only, then            31            359,051,000        70.5
Amortizing Balloon
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
4.501 - 5.000                   3             16,948,000         3.3
5.001 - 5.500                  20            170,515,040        33.5
5.501 - 6.000                  36            318,846,371        62.6
6.001 - 6.500                   1              2,800,000         0.5
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------
  Min: 4.870%         Max: 6.050%           Wtd Avg: 5.531%
---------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1 - 60                          2              6,565,605         1.3
61 - 84                         1             10,625,305         2.1
85 - 120                       57            491,918,500        96.6
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------
  Min: 60 mos.        Max: 120 mos.         Wtd Avg: 118 mos.
---------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1 - 60                          2              6,565,605         1.3
61 - 84                         1             10,625,305         2.1
85 - 120                       57            491,918,500        96.6
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------
  Min: 56 mos.        Max: 120 mos.         Wtd Avg: 115 mos.
---------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
Interest Only                   2             15,950,000         3.1
181 - 240                       4             19,143,125         3.8
241 - 360                      54            474,016,286        93.1
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------
  Min: 240 mos.       Max: 360 mos.         Wtd Avg: 355 mos.
---------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
Interest Only                   2             15,950,000         3.1
181 - 240                       4             19,143,125         3.8
241 - 360                      54            474,016,286        93.1
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------
  Min: 235 mos.       Max: 360 mos.         Wtd Avg: 354 mos.
---------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
40.1 - 50.0                     2              6,865,863         1.3
50.1 - 60.0                     3             13,788,137         2.7
60.1 - 70.0                    12             78,429,546        15.4
70.1 - 75.0                     9             83,438,674        16.4
75.1 >=                        34            326,587,191        64.1
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------
  Min: 48.3%          Max: 80.0%            Wtd Avg: 74.6%
---------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
30.1 - 40.0                     2             11,293,878         2.2
40.1 - 50.0                     5             17,209,368         3.4
50.1 - 55.0                     3              9,103,807         1.8
55.1 - 60.0                     6             50,408,135         9.9
60.1 - 65.0                    10             84,928,149        16.7
65.1 - 70.0                    19            138,601,057        27.2
70.1 >=                        15            197,565,017        38.8
---------------------------------------------------------------------
TOTAL:                        60        $   509,109,411       100.0%
---------------------------------------------------------------------
  Min: 36.2%          Max: 74.9%            Wtd Avg: 65.9%
---------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)
---------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE        CUT-OFF DATE        % OF
                              LOANS          BALANCE ($)        POOL
---------------------------------------------------------------------
1.11 - 1.20                     9             77,288,892        15.2
1.21 - 1.30                    28            306,809,773        60.3
1.31 - 1.40                    12             74,842,678        14.7
1.41 - 1.50                     4             21,583,288         4.2
1.51 - 1.60                     1              1,061,657         0.2
1.61 - 1.70                     2             11,434,000         2.2
1.71 - 1.80                     2             12,000,000         2.4
1.81 - 1.90                     1              1,594,863         0.3
2.01 >=                         1              2,494,259         0.5
---------------------------------------------------------------------
TOTAL:                         60        $   509,109,411       100.0%
---------------------------------------------------------------------
  Min: 1.18x          Max: 2.17x            Wtd Avg: 1.29x
---------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This  material  was not  prepared by the Morgan  Stanley  research  departments.
Please  refer to important  information  and  qualifications  at the end of this material.
--------------------------------------------------------------------------------

                                      T-13

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

-------------------------------------------------------------------------------------------------------------
PREPAYMENT
RESTRICTIONS                   MAR-06            MAR-07           MAR-08            MAR-09            MAR-10
-------------------------------------------------------------------------------------------------------------

Locked Out                      99.70%            99.71%           89.05%            88.77%            88.57%
Yield Maintenance
 Total                           0.30%             0.29%           10.95%            11.23%            11.32%
Open                             0.00%             0.00%            0.00%             0.00%             0.11%
-------------------------------------------------------------------------------------------------------------
TOTALS                         100.00%           100.00%          100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance
 Outstanding           $2,731,231,519    $2,710,605,290   $2,686,913,745    $2,656,875,917    $2,621,366,326
% Initial Pool
 Balance                       100.00%            99.24%           98.38%            97.28%            95.98%
-------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

-------------------------------------------------------------------------------------------------------------
PREPAYMENT
RESTRICTIONS                   MAR-11            MAR-12           MAR-13            MAR-14            MAR-15
-------------------------------------------------------------------------------------------------------------

Locked Out                      92.19%            92.11%           92.57%            92.58%            88.27%
Yield Maintenance
 Total                           7.81%             6.61%            6.79%             6.78%             6.32%
Open                             0.00%             1.28%            0.64%             0.64%             5.41%
-------------------------------------------------------------------------------------------------------------
TOTALS                         100.00%           100.00%          100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance
 Outstanding           $2,424,698,493    $2,367,983,368   $2,264,605,732    $2,225,399,512    $2,175,098,495
% Initial Pool
 Balance                        88.78%            86.70%           82.92%            81.48%            79.64%
-------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

-------------------------------------------------------------------------------------------------------------
PREPAYMENT
RESTRICTIONS                   MAR-16            MAR-17           MAR-18            MAR-19            MAR-20
-------------------------------------------------------------------------------------------------------------

Locked Out                     100.00%           100.00%          100.00%           100.00%           100.00%
Yield Maintenance
 Total                           0.00%             0.00%            0.00%             0.00%             0.00%
Open                             0.00%             0.00%            0.00%             0.00%             0.00%
-------------------------------------------------------------------------------------------------------------
TOTALS                         100.00%           100.00%          100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance
 Outstanding           $   33,359,054    $   18,545,396   $   18,076,049    $   17,579,241    $   17,056,033
% Initial Pool
 Balance                         1.22%             0.68%            0.66%             0.64%             0.62%
-------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2) See Appendix II of the Prospectus Supplement for a description of the Yield
Maintenance

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

                                      T-14

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

-------------------------------------------------------------------------------------------------------------
PREPAYMENT
RESTRICTIONS                   MAR-06            MAR-07           MAR-08            MAR-09            MAR-10
-------------------------------------------------------------------------------------------------------------

Locked Out                      99.87%            99.87%           87.79%            87.41%            87.16%
Yield Maintenance
 Total                           0.13%             0.13%           12.21%            12.59%            12.71%
Open                             0.00%             0.00%            0.00%             0.00%             0.14%
-------------------------------------------------------------------------------------------------------------
TOTALS                         100.00%           100.00%          100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance
 Outstanding           $2,222,122,108    $2,203,556,925   $2,182,380,385    $2,156,407,087    $2,127,057,590
% Initial Pool
 Balance                       100.00%            99.16%           98.21%            97.04%            95.72%
-------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

-------------------------------------------------------------------------------------------------------------
PREPAYMENT
RESTRICTIONS                   MAR-11            MAR-12           MAR-13            MAR-14            MAR-15
-------------------------------------------------------------------------------------------------------------

Locked Out                      91.60%            91.53%           92.87%            92.87%            89.82%
Yield Maintenance
 Total                           8.40%             6.88%            7.13%             7.13%             6.77%
Open                             0.00%             1.59%            0.00%             0.00%             3.42%
-------------------------------------------------------------------------------------------------------------
TOTALS                         100.00%           100.00%          100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance
 Outstanding           $1,943,268,142    $1,903,721,120   $1,808,245,389    $1,777,393,399    $1,735,924,885
% Initial Pool
 Balance                        87.45%            85.67%           81.37%            79.99%            78.12%
-------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

-------------------------------------------------------------------------------------------------------------
PREPAYMENT
RESTRICTIONS                   MAR-16            MAR-17           MAR-18            MAR-19            MAR-20
-------------------------------------------------------------------------------------------------------------

Locked Out                     100.00%           100.00%          100.00%           100.00%           100.00%
Yield Maintenance
 Total                           0.00%             0.00%            0.00%             0.00%             0.00%
Open                             0.00%             0.00%            0.00%             0.00%             0.00%
-------------------------------------------------------------------------------------------------------------
TOTALS                         100.00%           100.00%          100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance
 Outstanding           $   33,359,054    $   18,545,396   $   18,076,049    $   17,579,241    $   17,056,033
% Initial Pool
 Balance                         1.50%             0.83%            0.81%             0.79%             0.77%
-------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2) See Appendix II of the Prospectus Supplement for a description of the Yield
Maintenance

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

                                      T-15

                          $2,512,732,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ8

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

-------------------------------------------------------------------------------------------------------------
PREPAYMENT
RESTRICTIONS                   MAR-06            MAR-07           MAR-08            MAR-09            MAR-10
-------------------------------------------------------------------------------------------------------------

Locked Out                      98.97%            98.99%           94.54%            94.59%            94.62%
Yield Maintenance
 Total                           1.03%             1.01%            5.46%             5.41%             5.38%
Open                             0.00%             0.00%            0.00%             0.00%             0.00%
-------------------------------------------------------------------------------------------------------------
TOTALS                         100.00%           100.00%          100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance
 Outstanding           $  509,109,411    $  507,048,365   $  504,533,360    $  500,468,830    $  494,308,736
% Initial Pool
 Balance                       100.00%            99.60%           99.10%            98.30%            97.09%
-------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

-------------------------------------------------------------------------------------------------------------
PREPAYMENT
RESTRICTIONS                   MAR-11            MAR-12           MAR-13            MAR-14            MAR-15
-------------------------------------------------------------------------------------------------------------

Locked Out                      94.59%            94.51%           91.39%            91.42%            82.14%
Yield Maintenance
 Total                           5.41%             5.49%            5.45%             5.41%             4.57%
Open                             0.00%             0.00%            3.16%             3.17%            13.29%
-------------------------------------------------------------------------------------------------------------
TOTALS                         100.00%           100.00%          100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance
 Outstanding           $  481,430,351    $  464,262,249   $  456,360,343    $  448,006,113    $  439,173,610
% Initial Pool
 Balance                        94.56%            91.19%           89.64%            88.00%            86.26%
-------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2) See Appendix II of the Prospectus Supplement for a description of the Yield
Maintenance

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

                                      T-16

                         [INTENTIONALLY LEFT BLANK]

                                   T-17

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 1-5 - RITZ-CARLTON PORTFOLIO
--------------------------------------------------------------------------------

                                     T-18

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 1-5 - RITZ-CARLTON PORTFOLIO
--------------------------------------------------------------------------------

                                      T-19

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 1-5 - RITZ-CARLTON PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):                $270,000,000
CUT-OFF DATE BALANCE(1):            $266,778,306
LOAN PURPOSE:                       Refinance
SHADOW RATING (MOODY'S/S&P):        NAP
FIRST PAYMENT DATE:                 October 31, 2005
INTEREST RATE:                      5.957%
AMORTIZATION:                       Years 1-7: 226 months
                                    Thereafter: 331 months
ARD:                                NAP
HYPERAMORTIZATION:                  NAP
MATURITY DATE:                      September 30, 2015
EXPECTED MATURITY BALANCE(1):       $195,076,012
SPONSOR:                            Millennium Partners
INTEREST CALCULATION:               Actual/360
CALL PROTECTION:                    Locked out until earlier of September 30,
                                    2008 or 2 years after the REMIC "start-up"
                                    day of the securitization of the
                                    Ritz-Carlton Portfolio Companion Loan, with
                                    U.S. Treasury defeasance thereafter.
                                    Prepayable without penalty from and after
                                    June 30, 2015.

LOAN PER ROOM(1):                   $251,478.67

UP-FRONT RESERVES:                  $10,558,434

ONGOING RESERVES:                   FF&E:                 Various

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Portfolio of 5 assets
PROPERTY TYPE:                      Hospitality
PROPERTY SUB-TYPE:                  Full-Service
LOCATION:                           Various
YEAR BUILT/RENOVATED:               See "The Property" below
OCCUPANCY(2):                       76.6%
ROOMS:                              1,218
THE COLLATERAL:                     5 five-star luxury
                                    Ritz-Carlton hotels
OWNERSHIP INTEREST:                 Fee (3) and Leasehold (2)
PROPERTY MANAGEMENT:                The Ritz-Carlton Hotel Company, L.L.C.

MOST RECENT NET OP. INCOME:         $32,240,617
2ND MOST RECENT NET OP.             $22,725,598
INCOME(3):
3RD MOST RECENT NET OP.             $12,814,316
INCOME(3):
U/W NET OP. INCOME:                 $40,389,926
U/W NET CASH FLOW:                  $27,998,306
U/W OCCUPANCY:                      76.2%
APPRAISED VALUE:                    $516,200,000
CUT-OFF DATE LTV(1):                59.3%
MATURITY DATE  LTV(1):              43.4%
DSCR(1)(4):                         1.02x
POST IO DSCR(1):                    NAP
--------------------------------------------------------------------------------

(1)   The subject loan represents an 87.1% pari passu interest in the
      $310,000,000 senior portion of a $360,000,000 first mortgage loan. All
      LTV, DSCR and Loan per Room numbers in this table are based on such
      $310,000,000 senior portion. The Expected Maturity Balance reflects the balance of the $266,778,306 subject loan.

(2)   Occupancy as of December 31, 2005.

(3)   Certain hotels had yet to open during this period.

(4)   Marriott International Inc. (BBB+/Baa2) has agreed to lend the
      Ritz-Carlton Portfolio Borrower, among other things, the debt service payable under the subject loan. See "--Marriott Facility" below.

THE RITZ-CARLTON PORTFOLIO LOAN

      THE LOAN. The largest loan (the "Ritz-Carlton Portfolio Loan") as evidenced by the Promissory Note (the "Ritz-Carlton Portfolio Note") is secured by a first priority fee and leasehold Mortgage, Assignment of Leases and Rents,
Security Agreement and Fixture Filing (the "Ritz-Carlton Portfolio Mortgage")
encumbering a 1,218 room portfolio of 5 five-star Ritz-Carlton hotels located in
New York, New York (2), Washington, D.C. (2) and Boston, MA (collectively, the
"Ritz-Carlton Portfolio Property"). The Ritz-Carlton Portfolio Loan was
originated on September 30, 2005 by Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrowers are MPE Hotel I (Downtown New York) LLC, a
Delaware limited liability company, MPE Hotel I Tenant (Downtown New York) LLC, a Delaware limited liability company, MPE Hotel I FF&E (Downtown New York) LLC, a Delaware limited liability company, MPE Hotel I (New York) LLC, a Delaware limited liability company, MPE Hotel I Tenant (New York) LLC, a Delaware limited liability company, MPE Hotel I FF&E (New York) LLC, a Delaware limited liability company, MPE Holdings I LLC, in its capacity as trustee of MPE Hotel I
(Washington) Trust, a District of Columbia Trust, a Delaware limited liability company, MPE Holdings I LLC, in its capacity as trustee of MPE Hotel I
(Georgetown) Trust, a District of Columbia Trust, MPE Hotel I (Boston Leasing
Co) LLC, a Delaware limited liability company, MPE Hotel I Tenant (Boston) LLC,
MPE Hotel I (Boston Commons) LLC, and MPE

                                     T-20

Hotel I FF&E (Boston Commons) LLC (collectively, the "Ritz-Carlton Portfolio
Borrower"), which own no material asset other than the Ritz-Carlton Portfolio
Property and related interests. Each of these entities is a wholly-owned subsidiary of a joint venture among Millennium Partners and subsidiaries of two
German insurance firms, Provinzial Rheinland Lebensversicherung AG
("Provinzial") and ERGO Versicherungsgruppe AG ("Ergo").

      THE PROPERTY. Information with respect to the Ritz-Carlton Portfolio
Property is set forth below.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            YEAR
                                                  ALLOCATED     APPRAISED     OWNERSHIP    BUILT/       2005       2005      2005
      PROPERTY          LOCATION          ROOMS  LOAN AMOUNT      VALUE       INTEREST    RENOVATED   OCCUPANCY     ADR     REVPAR
-----------------------------------------------------------------------------------------------------------------------------------

Ritz-Carlton, Central
Park South              New York, NY       261   $92,081,544   $177,000,000   Leasehold    2002/NAP     77.5%     $628.57   $487.14
Ritz-Carlton,
Washington, D.C.        Washington, D.C.   300   $61,100,838   $111,000,000   Fee          2000/NAP     71.9%     $313.64   $225.44
Ritz-Carlton,
Battery Park            New York, NY       298   $50,773,936    $90,000,000   Leasehold    2002/NAP     78.7%     $373.22   $293.91
Ritz-Carlton,
Boston                  Boston, MA         273   $40,447,034    $95,000,000   Fee         1927/2002     68.0%     $305.95   $207.94
Ritz-Carlton,
Georgetown              Washington, D.C.   86    $22,374,955    $43,200,000   Fee          2003/NAP     71.9%     $424.17   $304.92
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
            PROPERTY                  2001 OCCUPANCY     2002 OCCUPANCY    2003 OCCUPANCY     2004 OCCUPANCY    2005 OCCUPANCY
------------------------------------------------------------------------------------------------------------------------------

Ritz-Carlton, Central Park South           NAP                NAP              70.6%              78.0%             77.5%
Ritz-Carlton, Washington, D.C.            62.0%              67.7%             62.5%              68.6%             71.9%
Ritz-Carlton, Battery Park                 NAP               56.1%             66.0%              77.7%             78.7%
Ritz-Carlton, Boston                       NAP                NAP              58.1%              66.3%             68.0%
Ritz-Carlton, Georgetown                   NAP                NAP               NAP               67.6%             71.9%
------------------------------------------------------------------------------------------------------------------------------

      BOSTON COMMON. The Ritz-Carlton Portfolio Loan is also secured by the
193-room Ritz-Carlton, Boston Common in Boston, MA. This hotel may be released at any time upon the request of the Ritz-Carlton Portfolio Borrower and, as a result, has not been included in the UCF, LTV, Loan per Room and other information set forth herein with respect to the Ritz-Carlton Portfolio Loan.

      ESCROWS AND RESERVES. Pursuant to the management agreements with The
Ritz-Carlton Hotel Company LLC (the "Ritz Carlton Portfolio Manager"), a
subsidiary of Marriott, all hotel revenues are deposited in operating accounts that are pledged to mortgagee. The management agreements also provide for the establishment of reserves for real estate taxes, insurance, operating expenses and FF&E. The FF&E reserve is 3.0% of gross revenues for Central Park, Battery
Park and Georgetown stabilizing at 5.0% in 2013 for Central Park and Battery
Park and in 2014 for Georgetown. The FF&E reserve is 4.0% of gross revenues for
Washington, D.C., stabilizing at 5.0% in 2011. The FF&E reserve is 5.0% of gross revenues for Boston. Commencing October 2012, the amount by which the
Ritz-Carlton Portfolio Property's cash flow exceeds the debt service on the
Ritz-Carlton Portfolio Loan (not to exceed $848,653 in any month) will be reserved as additional collateral for the Ritz-Carlton Portfolio Loan.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Ritz-Carlton Portfolio Loan.

      PROPERTY MANAGEMENT. The Ritz-Carlton Portfolio Properties are managed by
The Ritz-Carlton Hotel Company, L.L.C. pursuant to management agreements that expire in 2077.

      MARRIOTT FACILITY. Pursuant to a Secured Funding Guarantee Agreement (the
"Marriott Facility"), Marriott International, Inc. ("Marriott") has agreed to lend to the Ritz-Carlton Portfolio Borrower up to $100,000,000. Such payments may be used by the Ritz-Carlton Portfolio Borrower to (i) make debt service payments on the Ritz-Carlton Portfolio Loan (including with respect to the
$50,000,000 B-note that is also secured by the Ritz-Carlton Portfolio Mortgage),
(ii) pay up to $2,700,000 per annum in interest on the subordinate and (iii)
reimburse the sponsor for up to $2,000,000 in annual overhead. The Ritz-Carlton
Portfolio Borrower is required to repay amounts funded under the Marriott
Facility (together with accrued interest thereon at LIBOR plus 2.0% per annum)
upon the earlier to occur of (i) December 31, 2077 or (ii) the sale of one or more hotels, in which case the amount required to be repaid will be the payments under the Marriott Facility that had previously been allocated to the applicable hotel or hotels. As of the year-end 2005, $73,457,286 remained available under the Marriott Facility and Marriott's long-term unsecured credit ratings from S&P and Moody's were BBB+ and Baa2, respectively.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Ritz-Carlton Portfolio
Borrower's repayment obligations under the Marriott Facility are secured by subordinate pledges in the Ritz-Carlton Portfolio Borrower. Such repayment obligations will arise upon the earlier to occur of (i) December 31, 2077 or
(ii) the sale of one or more hotels, in which case the amount required to be repaid will be the payments under the Marriott Facility that had previously been allocated to the applicable hotel or hotels. See "- Marriott Facility" above.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The
Ritz-Carlton Portfolio Property also secures, on a subordinate basis, a
$50,000,000 B-Note mortgage loan. In addition, MPE Holdings I LLC, the owner of the Ritz-Carlton Portfolio Borrower, is indebted, on an unsecured, subordinate basis, in the aggregate amount of $40,615,000 to affiliates of Provinzial
Rheinland

                                      T-21

Lebensversicherung AG and ERGO Versicherungsgruppe AG ("the "Unsecured Notes").
Various matters regarding the respective rights and obligations of the trust, as the holder of the Ritz-Carlton Portfolio Loan, and the holder of the B-Note and such unsecured debt are governed by intercreditor agreements. The intercreditor agreements with the B-Note holder is further described in this prospectus supplement under "Servicing of the Mortgage Loans-Servicing of Certain Mortgage
Loans with Other Financing-Servicing the Ritz-Carlton A/B Mortgage Loan.

      The Ritz-Carlton Portfolio Borrower's repayment obligations under the
Marriott Facility are secured by subordinate mortgages on the Ritz-Carlton
Portfolio Property. Such repayment obligations will arise upon the earlier to occur of (i) December 31, 2077 or (ii) the sale of one or more hotels, in which case the amount required to be repaid will be the payments under the Marriott
Facility that had previously been allocated to the applicable hotel or hotels.
See "- Marriott Facility" above.

      RELEASE OF PARCELS. From and after the second anniversary of the REMIC
"start up" day, the Ritz-Carlton Portfolio Borrower may obtain the release of any hotel in the Ritz-Carlton Portfolio Property (other than the Ritz-Carlton,
Central Park South) provided that, among other things, (a) 125% of the allocated loan amount for the applicable hotel is defeased, (b) no event of default is continuing, (c) the DSCR for the remaining hotels is not less than the DSCR immediately prior to such release and (d) the Ritz-Carlton Portfolio Borrower repays the amount, if any, of any prior advances made under the Marriott
Facility as may be required under the Marriott Facility in connection with the sale of such property.

      The Ritz-Carlton Portfolio Borrower may also obtain a partial release with respect to (i) prior to the second anniversary of the REMIC "start up" day, the
Ritz-Carlton, Boston and (ii) at any time during the loan term, certain rooms the Ritz-Carlton Portfolio Borrower may elect to convert to residential ownership ("Conversion Rooms") provided that, among other things, (A) (1) with respect to the Ritz-Carlton, Boston, the Ritz-Carlton Borrower prepays the
Ritz-Carlton Portfolio Loan in an amount equal to 125% of the allocated loan amount with respect to such property and (2) with respect to any Conversion
Rooms, the Ritz-Carlton Borrower prepays the Ritz-Carlton Portfolio Loan in an amount equal to the product of (i) 115% and (ii) the difference between (a) the applicable Allocated Loan Amount for the applicable Individual Property and (b)
the product of (1) such Allocated Loan Amount multiplied by (2) the quotient of
(x) the appraised value (set forth in an MAI appraisal of the Property dated no more than sixty (60) days prior to the proposed Partial Release Date by an appraiser acceptable to Lender) of the remaining Property (i.e., the Property excluding such Conversion Release Parcel) to (y) the appraised value of such
Individual Property immediately prior to such release (i.e., the Property including such Conversion Release Parcel); provided, however, that in no event shall the amount set forth in the preceding clause (b) be less than the product of (I) such Allocated Loan Amount and (II) the quotient of (a) the number of rooms in such Individual Property immediately after such release divided by the total number of rooms in such Individual Property immediately prior to such release, (B) the Ritz-Carlton Borrower pays a yield maintenance premium with respect to the amount described in the preceding clause (A), (C) the debt service coverage ratio immediately following the release must be at least equal to the debt service coverage ratio immediately prior to such release, (D) in no event shall the aggregate amount prepaid with respect to Conversion Rooms exceed
$75,000,000, (E) in no event shall Conversion Rooms consist of more than 50% of the rooms at any hotel or be located at the Ritz-Carlton, Central Park and (F)
any Conversion Rooms consist of one or more units in a validly created condominium regime for the applicable property that are legally separate from the remaining Ritz-Carlton Portfolio Property.

      Certain additional information regarding the Ritz-Carlton Portfolio Loan and the Ritz-Carlton Portfolio Property is set forth on Appendix II hereto.

                                      T-22

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      T-23

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 6-15 - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                                      T-24

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 6-15 - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                                      T-25

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 6-15 - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $108,543,000
CUT-OFF DATE BALANCE:              $108,543,000
LOAN PURPOSE:                      Refinance
SHADOW RATING (MOODY'S/S&P):       NAP
FIRST PAYMENT DATE:                February 1, 2006
INTEREST RATE:                     5.560%
AMORTIZATION:                      Interest only
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     January 1, 2016
EXPECTED MATURITY BALANCE:         $108,543,000
SPONSOR:                           Corporate Office Properties, L.P.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until the earlier of January 2,
                                   2009 or 2 years after the REMIC "start-up"
                                   day, with U.S. Treasury defeasance
                                   thereafter.  Prepayable without a penalty
                                   from and after October 1, 2015.

LOAN PER SF:                       $181.67

UP-FRONT RESERVES:                 TI/LC:                            $6,132,988

ONGOING RESERVES:                  RE Tax:                           Springing
                                   Insurance:                        Springing
                                   Cap Ex:                           Springing
                                   TI/LC:                            Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 10 assets
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Annapolis Junction, MD and Columbia, MD
YEAR BUILT/RENOVATED:              1988, 2005/NAP
PERCENT LEASED(1):                 95.5%
SQUARE FOOTAGE:                    597,482
THE COLLATERAL:                    10 office buildings
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               COPT Property Management Services, LLC

MOST RECENT NET OP. INCOME(2):     $5,299,578
2ND MOST RECENT NET OP.
INCOME:                            NAP
3RD MOST RECENT NET OP.
INCOME:                            NAP
U/W NET OP. INCOME:                $10,030,668
U/W NET CASH FLOW:                 $9,320,001
U/W OCCUPANCY:                     93.5%
APPRAISED VALUE:                   $136,500,000
CUT-OFF DATE LTV:                  79.5%
MATURITY DATE LTV:                 79.5%
DSCR:                              1.52x
POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated January 23, 2006

(2)   Excludes 191 NBP - National Business Park and represents only 3 months history for 304 NBP - National Business Park

THE COPT OFFICE PORTFOLIO LOAN

      THE LOAN. The second largest loan (the "COPT Office Portfolio Loan") as evidenced by the Promissory Note (the "COPT Office Portfolio Note") is secured by four first priority fee Indemnity Deeds of Trust, Assignment of Leases and
Rents and Security Agreements (the "COPT Office Portfolio Mortgages") through an
IDOT structure. Parents of the related Borrower have pledged their interests in the properties to secure their guarantee of the mortgage loan, encumbering an approximately 597,482 square foot suburban office portfolio comprised of ten office properties in two business parks located in Columbia and Annapolis
Junction, Maryland (the "COPT Office Portfolio Properties"). The COPT Office
Portfolio Loan was originated on December 29, 2005 by or on behalf of LaSalle
Bank National Association.

      THE BORROWER. The borrowers are 7130 Columbia Gateway, LLC, 6700 Alexander
Bell, LLC, 304 Sentinel, LLC and 2691 Technology, LLC, each a Maryland limited liability company (the "COPT Office Portfolio Borrowers") that together with the
IDOT guarantors own no material asset other than the COPT Office Portfolio
Properties and related interests. The sponsor of the COPT Office Portfolio Loan is Corporate Office Properties, L.P., which is the operating partnership of
Corporate Office Properties Trust (NYSE: OFC). Corporate Office Properties Trust
currently owns 183 office properties totaling approximately 14.6 million square feet, which includes 18 properties totaling approximately 885,000 square feet held through joint ventures. The properties are located primarily in the
Baltimore/Washington and Northern Virginia submarkets.

                                      T-26

      THE PROPERTY. The COPT Office Portfolio Properties are located in two separate business parks. The COPT Office Portfolio Properties consist of ten suburban office buildings totaling approximately 597,482 square feet. The two largest buildings are situated in a business park known as National Business
Park located in Annapolis Junction, Anne Arundel County, Maryland. National
Business Park is located approximately 5 miles from Fort Meade, which is composed of military, civilian and contractor personnel and is the headquarters for both civilian and military employees of the National Security Agency
("NSA"). Fort Meade and the NSA combined, represent the largest employers in the
State of Maryland. The largest building is leased solely by Booz Allen Hamilton
Inc. and the second largest building is leased solely by Northrop Grumman
Systems Corporation. Booz Allen Hamilton Inc., a privately held company, is a global consulting firm which has more than 17,000 employees on six continents.
The firm was founded in 1914 and was named to Fortune Magazine's 2006 list of one of the top 100 companies to work for. Booz Allen Hamilton Inc. has three extensions options of five years. Northrop Grumman Systems Corporation is a subsidiary of Northrop Grumman Corporation (NYSE: NOC). Northrop Grumman
Corporation is a Fortune 500 Company that is involved in various business sectors, including: electronic systems, information technology, integrated systems, mission systems, ship systems, space technology and technical services.
Northrop Grumman Systems Corporation has one extension option of five years. The remaining eight buildings are situated in a business park known as Columbia
Gateway Business Park located in Columbia, Howard County, Maryland. Both business parks are located between Washington, D.C. and Baltimore, along the
Baltimore-Washington Corridor, which extends from the Baltimore Beltway (I-695)
to the north, to the Washington Beltway (I-495) to the south and is centered between and on either side of Interstate 95 and Maryland 295.

------------------------------------------------------------------------------------------------------------------------------------
                                                      ALLOCATED                    OWNERSHIP     YEAR BUILT/     PERCENT    SQUARE
         PROPERTY                   LOCATION         LOAN AMOUNT   PROPERTY TYPE   INTEREST       RENOVATED      LEASED     FOOTAGE
------------------------------------------------------------------------------------------------------------------------------------

304 NBP - National Business
Park                           Annapolis Junction   $37,280,000       Office         Fee          2005/NAP        100.0%    162,498
191 NBP - National Business
Park                           Annapolis Junction   $24,000,000       Office         Fee          2005/NAP        100.0%    103,683
6700 Alexander Bell Drive      Columbia             $10,939,000       Office         Fee          1988/NAP         90.6%    74,859
7130 Columbia Gateway Drive    Columbia              $6,519,000       Office         Fee          1988/NAP        100.0%    46,840
6708 Alexander Bell Drive      Columbia              $6,320,000       Office         Fee          1988/NAP        100.0%    39,203
7142 Columbia Gateway Drive    Columbia              $6,280,500       Office         Fee          1988/NAP        100.0%    45,951
7138 Columbia Gateway Drive    Columbia              $5,406,000       Office         Fee          1988/NAP        100.0%    38,225
7150 Columbia Gateway Drive    Columbia              $4,849,500       Office         Fee          1988/NAP         56.8%    35,812
6724 Alexander Bell Drive      Columbia              $4,000,000       Office         Fee          1988/NAP         85.6%    28,420
7134 Columbia Gateway Drive    Columbia              $2,949,000       Office         Fee          1988/NAP        100.0%    21,991
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                                                                                % OF TOTAL BASE    CUMULATIVE % OF
                       # OF LEASES   AVERAGE BASE RENT    % OF TOTAL SQUARE    CUMULATIVE %     RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR           ROLLING       PER SF ROLLING       FEET ROLLING       OF SF ROLLING        ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

         Vacant             0              $0.00                   5%               5%                 0%                  0%
          2006              4             $14.00                   3%               7%                 2%                  2%
          2007              1             $21.63                   1%               8%                 1%                  2%
          2008              3             $15.17                   6%              14%                 4%                  7%
          2009             10             $15.87                  21%              35%                17%                 24%
          2010              5             $19.34                   8%              42%                 8%                 31%
          2011              0              $0.00                   0%              42%                 0%                 31%
          2012              4             $23.56                  24%              66%                29%                 60%
          2013              0              $0.00                   0%              66%                 0%                 60%
          2014              0              $0.00                   0%              66%                 0%                 60%
          2015              1             $26.00                  27%              94%                36%                 96%
     2016 & Beyond          2             $11.62                   7%             100%                 4%                100%
------------------------------------------------------------------------------------------------------------------------------------

                                      T-27

      The following table presents certain information relating to the major tenants at the COPT Office Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                                   CREDIT RATING                        ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                      (FITCH/       TENANT     % OF    UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
       TENANT NAME                MOODY'S/S&P)(1)    NRSF      NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)  EXPIRATION(2)
------------------------------------------------------------------------------------------------------------------------------------

Booz Allen Hamilton, Inc.             --/--/--      162,498      27%    $4,842,928          38%         $29.80        12/31/2015
Northrop Grumman Systems
 Corporation                       BBB+/Baa2/BBB+   103,683      17%    $2,895,521          23%         $27.93        07/31/2012
American Home Mortgage
 Corporation                          --/--/--       45,951       8%      $541,762           4%         $11.79        08/31/2009
Essex Corporation                     --/--/--       39,203       7%      $858,261           7%         $21.89       05/30/2012(2)
EVI Technology, LLC                   --/--/--       38,225       6%      $430,031           3%         $11.25       02/28/2016(3)
TOTAL/WEIGHTED AVERAGE                              389,560      65%    $9,568,503          75%         $24.56

Other Tenants                            NAP        180,047      30%    $3,191,556          25%         $17.73          Various
Vacant Space                             NAP         27,875       5%            $0           0%          $0.00            NAP
TOTAL/WEIGHTED AVERAGE                              597,482     100%   $12,760,059         100%         $22.40
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Essex Corporation has a one time right to terminate its lease after May
      31, 2010, if (i) it gives at least ten months prior written notice, (ii)
      there is no outstanding event of default under the lease and (iii) it pays landlord a termination fee equal to the sum of (i) the unamortized amount of tenant improvements made by landlord, at landlords expense, at 12% per annum (ii) the unamortized amount of brokerage commissions and (iii) four months base rent in effect as of June 1, 2010.

(3)   EVI Technology, LLC has a one time right to terminate its lease after
      March 1, 2014, if (i) it gives at least two hundred seventy days prior written notice, (ii) there is no outstanding event of default under the lease and (iii) it pays landlord a termination fee equal to the sum of (i)
      any remaining amount of the $1,337,875 to be paid by landlord to EVI
      Technology, LLC for tenant improvements, applying an interest rate of 12%
      per annum, (ii) the amount of unamortized brokerage commissions, applying an interest rate of 12% per annum and (iii) $176,295, which is equal to four months base rent in effect as of March 1, 2014.

      ESCROWS AND RESERVES. The COPT Office Portfolio Borrowers are required to escrow 1/12 of the estimated annual real estate taxes and insurance premiums, monthly, if, (i) an event of default under the COPT Office Portfolio Loan has occurred and is continuing; (ii) the COPT Office Portfolio Borrowers do not provide evidence to the lender of the timely payment of real estate taxes not later than 30 days after the due date; or (iii) the COPT Office Portfolio
Borrowers do not maintain a current and effective blanket insurance policy for the COPT Office Portfolio Properties complying with loan document requirements.
In addition, at closing, the COPT Office Portfolio Borrowers deposited tenant improvement escrows in the amounts of $5,271,121 with respect to the Booz Allen
Hamilton, Inc. lease and $861,867 with respect to the Northrop Grumman Systems
Corporation lease. Each tenant improvement escrow will be released upon estoppels being delivered to lender that set forth generally that the related tenant is in occupancy, paying full rent according to its lease and all advances made by the COPT Office Portfolio Borrowers for initial tenant improvements have been made. Furthermore, if an event of default has occurred and is continuing, the COPT Office Portfolio Borrowers may be required to escrow, monthly, into a capital expenditure reserve account and a tenant improvement and leasing commission reserve account amounts consistent with reserves required by institutional lenders for similar loans.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the COPT Office Portfolio Loan.

      PROPERTY MANAGEMENT. The COPT Office Portfolio Properties are managed by
COPT Properties Management Services, LLC, which is an affiliate of the COPT
Office Portfolio Loan's sponsor. COPT Properties Management Services, LLC currently manages approximately 13 million square feet of space. The management agreement is subordinate to the COPT Office Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. The COPT Office Portfolio Borrowers may obtain a release of any of the COPT Office Portfolio Properties from the COPT Office
Portfolio Loan by partial defeasance of the COPT Office Portfolio Loan subject to the satisfaction of certain conditions including (i) the COPT Office
Portfolio Borrowers must defease an amount equal to 110% of the loan amount allocated for the released property(s), (ii) after giving effect to the release(s), the underwritten DSCR for the remaining properties is not less than the greater of (A) the underwritten DSCR immediately preceding the release(s)
and (B) 1.20x and (iii) if required by any rating agency, the COPT Office
Portfolio Borrowers delivers confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates.

      SUBSTITUTION OF PROPERTIES. The COPT Office Portfolio Borrowers may
release any of the COPT Office Portfolio Properties from the COPT Office
Portfolio Loan by simultaneously substituting one or more other properties in place of a released property(s), subject to the satisfaction of certain conditions including (i) the LTV, after giving effect to the substitution(s), for the COPT Office Portfolio Properties is no greater than the lesser of (a)
the LTV for all of the COPT Office Portfolio Properties immediately preceding the substitution(s) and (b) 80%; (ii) after giving effect to a substitution(s), the underwritten DSCR for the COPT Office Portfolio Properties is no less than the greater of (a) the underwritten DSCR for the COPT Office Portfolio
Properties immediately preceding the substitution(s) and (b) 1.20x; (iii) the
COPT Office Portfolio Borrowers delivers confirmation from each rating agency that the substitution would not cause the

                                      T-28

downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates as to the substitution(s); and (iv) in any one transaction, the COPT Office Portfolio Borrowers may only substitute properties whose allocated loan amounts are less than 30% of the aggregate allocated loan amount of all the COPT Office Portfolio Properties remaining (except as relates to the possible substitution of the property known as 304 Sentinel Drive).
Notwithstanding anything set forth to the contrary above, in the event that the
COPT Office Portfolio Borrowers are unable to simultaneously execute a substitution(s) for a release property(s), the COPT Office Portfolio Borrowers may nevertheless obtain a release of a property(s) subject to the satisfaction of certain conditions, including (a) the COPT Office Portfolio Borrowers deposits with lender cash or a letter of credit ("Substitution Collateral") in an amount equal to the greater of (i) the then fair market value of the proposed release property(s) and (ii) the amount that would be required to purchase defeasance collateral necessary to partially defease the COPT Office Portfolio
Loan as a result of a released property(s); (b) the lender has received a REMIC opinion with respect to such transaction(s); (c) the sponsor of the COPT Office
Portfolio Borrowers executes a guaranty guarantying the payment of any shortfall in the event the Substitution Collateral is not sufficient to purchase defeasance collateral; and (d) the COPT Office Portfolio Borrowers must satisfy the requirements with respect to a proposed simultaneous substitution of property(s) within 90 days of the release of a COPT Office Portfolio Property.
If the COPT Office Portfolio Borrowers are unable to satisfy the requirement set forth in (d) above, then the lender has the right to use the Substitution
Collateral to purchase defeasance collateral in an amount necessary to release a released property(s). If the Substitution Collateral is not sufficient to purchase such defeasance collateral, then the COPT Office Portfolio Borrowers are required, within two business days after demand by lender, to pay lender such shortfall.

      Certain additional information regarding the COPT Office Portfolio Loan and the COPT Office Portfolio Properties is set forth on Appendix II hereto.

                                      T-29

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 16-19 - FLOURNOY PORTFOLIO
--------------------------------------------------------------------------------

                                      T-30

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 16-19 - FLOURNOY PORTFOLIO
--------------------------------------------------------------------------------

                                      T-31

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 16-19 - FLOURNOY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $97,750,000
CUT-OFF DATE BALANCE:              $97,750,000
LOAN PURPOSE:                      Refinance
SHADOW RATING (MOODY'S/S&P):       NAP
FIRST PAYMENT DATE:                February 1, 2006
INTEREST RATE:                     5.560%
AMORTIZATION:                      Interest only through January 1,
                                   2009.  Principal and interest
                                   payments of $558,699.11 beginning
                                   February 1, 2009 through maturity
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     January 1, 2016
EXPECTED MATURITY BALANCE:         $87,681,578
SPONSOR:                           John F. Flournoy
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until the earlier of
                                   December 22, 2008 or 2 years
                                   after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance
                                   thereafter.  Prepayable without a
                                   penalty from and after November
                                   1, 2015.

LOAN PER UNIT:                     $69,971.37

UP-FRONT RESERVES:                 RE Tax:              $240,384
                                   Insurance:           $255,262
                                   Other:               $700,000 (LOC)

ONGOING RESERVES:                  RE Tax:              $190,049/month
                                   Insurance:           $31,908/month
                                   Cap Ex:              $23,284/month

LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 4 assets
PROPERTY TYPE:                     Multifamily
PROPERTY SUB-TYPE:                 Garden
LOCATION:                          Various
YEAR BUILT/RENOVATED:              Various/NAP
PERCENT LEASED(1):                 91.0%
UNITS:                             1,397
THE COLLATERAL:                    4 cross-collateralized,
                                   cross-defaulted multifamily
                                   apartment properties

OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Flournoy Properties, LLC

MOST RECENT NET OP. INCOME:        $5,041,996
2ND MOST RECENT NET OP.
INCOME(2):                         $3,507,302
3RD MOST RECENT NET OP.
INCOME(2):                         $3,677,520
U/W NET OP. INCOME:                $8,777,329
U/W NET CASH FLOW:                 $8,494,845
U/W OCCUPANCY:                     83.5%
APPRAISED VALUE:                   $122,960,000
CUT-OFF DATE LTV:                  79.5%
MATURITY DATE LTV:                 71.3%
DSCR:                              1.54x
POST IO DSCR:                      1.27x
--------------------------------------------------------------------------------

(1)   Percent Leased is based upon the average percent leased rate for the four portfolio assets and on rent rolls dated November 30, 2005 through
      December 14, 2005.

(2)   Excludes Flournoy - Vineyards and Flournoy - Estancia at Vista Ridge.

THE FLOURNOY PORTFOLIO LOANS

      THE LOAN. The third largest loan (the "Flournoy Portfolio Loans") as evidenced by four cross-collateralized, cross defaulted Promissory Notes (the
"Flournoy Portfolio Notes") secured by three first priority fee Deeds of Trust and Security Agreements and an Amended and Restated Mortgage and Security
Agreement (the "Flournoy Portfolio Mortgages") encumbering four class "A"
apartment properties known as the Flournoy - Estancia at Vista Ridge, Flournoy -
Sandstone Creek, Flournoy - Stoneridge Farms at the Hunt Club and Flournoy -
Vineyards, located in Lewisville, Texas, Overland Park, Kansas, Gallatin,
Tennessee and Katy, Texas, respectively (the "Flournoy Portfolio Properties").
The Flournoy Portfolio Loans were originated on December 21, 2005 by or on behalf of LaSalle Bank National Association.

      THE BORROWER. The borrowers are Dallas Estancia at Vista Ridge, L.P. and
Houston Vineyards, LP, each a Georgia limited partnership, and Sandstone Creek
Apartments, LLC and Stoneridge Farms at the Hunt Club, LLC, each a Georgia limited liability

                                      T-32

company, (the "Flournoy Portfolio Borrowers") that own no material assets other than the Flournoy Portfolio Properties and related interests. The sponsor of the
Flournoy Portfolio Loans is John F. Flournoy. John F. Flournoy is the Chairman
and Chief Executive Officer of Flournoy Development Company which was founded by
Mr. Flournoy in 1967. Flournoy Development Company and related entities currently own and manage a portfolio totaling over 10,000 apartment homes and has developed more than 23,000 apartment homes.

      THE PROPERTY. The Flournoy Portfolio Properties consist of four class "A"
apartment properties located in three states. The Flournoy Portfolio Properties, which were constructed in 2002 (Flournoy - Sandstone Creek and Flournoy -
Stoneridge Farms at the Hunt Club) and 2003 (Flournoy - Estancia at Vista Ridge
and Flournoy - Vineyards), contain a total of 1,397 apartment units. The unit mix includes 422 one-bedroom units, 756 two-bedroom units and 219 three-bedroom units. The Flournoy Portfolio Properties include amenities such as clubhouses, resident business centers, saunas, pools, whirlpool spas, lighted tennis courts, playgrounds, car care centers, on-site covered parking, fitness centers, movie/media viewing rooms, barbeque grills and controlled access. Amenities vary by property.

-----------------------------------------------------------------------------------------------------------------------------------
                                                          ALLOCATED       PROPERTY    OWNERSHIP    YEAR BUILT/    PERCENT
             PROPERTY                   LOCATION         LOAN AMOUNT        TYPE       INTEREST     RENOVATED      LEASED   UNITS
-----------------------------------------------------------------------------------------------------------------------------------

Flournoy - Vineyards                 Katy, TX            $28,600,000    Multifamily      Fee         2003/NAP      91.9%     369
Flournoy - Stoneridge Farms at the
Hunt Club                            Gallatin, TN        $25,600,000    Multifamily      Fee         2002/NAP      88.7%     364
Flournoy - Estancia at Vista Ridge   Lewisville, TX      $22,350,000    Multifamily      Fee         2003/NAP      92.0%     300
Flournoy - Sandstone Creek           Overland Park, KS   $21,200,000    Multifamily      Fee         2002/NAP      91.5%     364
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT LEASED      AVERAGE SF     AVERAGE MONTHLY       AVERAGE MONTHLY
             UNIT TYPE                NUMBER OF UNITS      (AS OF 12/2005)      PER UNIT       RENT PER UNIT          RENT PER SF
------------------------------------------------------------------------------------------------------------------------------------

1-Bedroom                                    422                93.1%             957                $863                $0.90
2-Bedroom                                    756                89.9%           1,151              $1,019                $0.89
3-Bedroom                                    219                90.4%           1,355              $1,246                $0.92
TOTAL/WEIGHT AVERAGE                       1,397                91.0%           1,124              $1,006                $0.90
------------------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. The Flournoy Portfolio Borrowers are required to escrow 1/12 of estimated annual real estate taxes and insurance premiums monthly for the Flournoy Portfolio Properties. In addition, capital expenditure reserves in the amount of $23,284 are required to be escrowed on a monthly basis up to a cap of $558,000. Additionally, the Flournoy Portfolio Borrowers were required to post a $700,000 letter of credit for the benefit of and as further security for the lender which will be released at the time (but no earlier then May, 2006)
the DSCR for the Flournoy Portfolio Properties is equal to or greater than 1.20x for the trailing three months based on underwritable cash flow but no income from corporate tenants that exceed 10% of the total units at the Flournoy
Portfolio Properties will be included in the computation. Additionally, notwithstanding the foregoing, the Flournoy Portfolio Borrowers may obtain a one time release of 20% of the letter of credit if the above-referenced calculation would result in a release by substituting 15% in place of 10% of income from corporate tenants.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Flournoy Portfolio Properties are managed by
Flournoy Properties, LLC, which is an affiliate of the Flournoy Portfolio Loans sponsor. Flournoy Properties, LLC began managing multifamily apartment communities in 1971 and currently manages over 10,000 apartment units. The management agreement is subordinate to the Flournoy Portfolio Loans.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. Anytime after two years from the date of securitization, the Flournoy Portfolio Borrowers may obtain a release of any of the Flournoy Portfolio Properties from the Flournoy Portfolio Loans subject to the satisfaction of certain conditions including (i) the LTV of the remaining properties is not greater than the lesser of (a) 75% and (b) the aggregate LTV of the Flournoy Portfolio Properties (including the released property) as of the release date, (ii) the DSCR of the remaining properties is not less than the greater of (a) 1.25x and (b) the aggregate DSCR of the Flournoy Portfolio
Properties (including the released property) as of the release date, (iii) the released property must be sold to an unaffiliated party at not less than the fair market value and (iv) the Flournoy Portfolio Borrowers have delivered confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates.

      Certain additional information regarding the Flournoy Portfolio Loans and the Flournoy Portfolio Properties is set forth on Appendix II hereto.

                                      T-33

--------------------------------------------------------------------------------
            MORTGAGE LOAN NOS. 20-23 - CROSSROADS LOGISTICS PORTFOLIO
--------------------------------------------------------------------------------

                                      T-34

--------------------------------------------------------------------------------
            MORTGAGE LOAN NOS. 20-23 - CROSSROADS LOGISTICS PORTFOLIO
--------------------------------------------------------------------------------

                                      T-35

--------------------------------------------------------------------------------
            MORTGAGE LOAN NOS. 20-23 - CROSSROADS LOGISTICS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $75,950,000
CUT-OFF DATE BALANCE:              $75,775,582
LOAN PURPOSE:                      Acquisition
SHADOW RATING (MOODY'S/S&P):       NAP
FIRST PAYMENT DATE:                February 7, 2006
INTEREST RATE:                     5.630%
AMORTIZATION:                      360 months
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     January 7, 2016
EXPECTED MATURITY BALANCE:         $63,813,876
SPONSOR:                           Transpacific Development Corporation
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until the earlier of December
                                   13, 2009 or 2 years after the REMIC
                                   "start-up" day, with U.S. Treasury
                                   defeasance thereafter. Prepayable without
                                   penalty from and after November 7, 2015.

LOAN PER SF:                       $29.00

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:          Springing
                                   Insurance:       Springing
                                   TILC(5):         $75,000

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 4 assets
PROPERTY TYPE:                     Industrial
PROPERTY SUB-TYPE:                 Warehouse
LOCATION:                          Indianapolis, Brownsburg and Plainsfield, IN
YEAR BUILT/RENOVATED:              Various/NAP
PERCENT LEASED(1):                 100.0%
SQUARE FOOTAGE:                    2,613,355
THE COLLATERAL:                    4 warehouse facilities
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Transpacific Development Company

MOST RECENT NET OP. INCOME(2):     $3,168,222
2ND MOST RECENT NET OP. INCOME(3): $1,296,747
3RD MOST RECENT NET OP. INCOME(4): $1,353,007
U/W NET OP. INCOME:                $7,517,798
U/W NET CASH FLOW:                 $6,307,296
U/W OCCUPANCY:                     95.0%
APPRAISED VALUE:                   $108,700,000
CUT-OFF DATE LTV:                  69.7%
MATURITY DATE LTV:                 58.7%
DSCR:                              1.20x
POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated October 1, 2005 for all properties except 3100 Reeves Road which is dated March 1, 2006.

(2)   Excludes 710 S. Girls School Road.

(3)   Excludes 901 E. Northfield Drive and 710 S. Girls School Road.

(4)   Excludes 901 E. Northfield Drive, 710 S. Girls School Road and 3100 Reeves
      Road.

(5)   Commencing January 7, 2007 through April 7, 2008

THE CROSSROADS LOGISTICS PORTFOLIO LOAN

      THE LOAN. The fourth largest loan (the "Crossroads Logistics Portfolio
Loan") as evidenced by the Promissory Note (the "Crossroads Note") is secured by a first priority fee Mortgage, Assignment of Leases and Rents, Security
Agreement and Fixture Filing encumbering the four warehouse facilities
(collectively, the "Crossroads Mortgages") with a combined square footage of
2,613,355 located in the greater area of Brownsburg, Plainfield and
Indianapolis, Indiana (the "Crossroads Logistics Portfolio Properties"). The
Crossroads Logistics Portfolio Loan was originated on December 13, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is Crossroads Indiana LLC, a Delaware limited liability company (the "Crossroads Logistics Portfolio Borrower") that owns no material asset other than the Crossroads Logistics Portfolio Properties and related interests. The Crossroads Logistics Portfolio Borrower is a direct subsidiary of Transpacific Development Company, the sponsor of the Crossroads
Logistics

                                      T-36

Portfolio Loan. Transpacific Development Company was founded in 1954. Its current reported portfolio consists of approximately 1,900,000 square feet of space with a focus on single-tenant office and industrial properties. Shurl
Curci is the principal of Transpacific Development Company.

      THE PROPERTIES. The 710 S. Girls School Road property (the "Girls School")
is located in Indianapolis, Indiana, at 710 S. Girls School Road. The Girls
School was originally constructed in 1996 and underwent expansion in 1998. It consists of a 1,339,195 square foot warehouse facility, fully leased on a triple-net basis to Thomson, Inc. and Carrier Corporation through June 2008 and
January 2013, respectively.

      The 7451 & 7452 Tempelhof Drive property (the "Tempelhof") is located in
Indianapolis, Indiana, and consists of two separate facilities located at 7451 &
7452 Tempelhof Drive, respectively. Tempelhof was originally constructed in
1997. The two warehouse facilities consist of 563,160 square feet, collectively, fully leased on a full service gross basis to the United States Postal Service,
Elrod Company, and American Wood Moulding, through December 2010, November 2009 and June 2013, respectively.

      The 901 E. Northfield Drive property (the "Northfield") is located in
Brownsburg, Indiana, at 901 E. Northfield Drive, situated outside of the city of
Indianapolis, approximately 14.5 miles from the Indianapolis Airport. It is located in an industrial area. Northfield was originally constructed in 2003. It consists of a 396,000 square foot, newly constructed warehouse facility fully leased on a triple-net basis to GENCO Distribution System and Sur La Table,
Inc., through April 2008 and January 2014, respectively.

      The 3100 Reeves Road property (the "Reeves") is located in Plainfield,
Indiana, at 3100 Reeves Road, near the Interchange off I-70 at Six Points Road approximately 8.6 miles from the Indianapolis International Airport. Reeves was originally constructed in 2001. It consists of a 315,000 square foot warehouse facility, fully leased on a triple-net basis to Logisco through January 2011.

---------------------------------------------------------------------------------------------------------------------------------
                                                ALLOCATED                     OWNERSHIP     YEAR BUILT/      PERCENT      SQUARE
         PROPERTY             LOCATION         LOAN AMOUNT    PROPERTY TYPE   INTEREST       RENOVATED        LEASED     FOOTAGE
---------------------------------------------------------------------------------------------------------------------------------

710 S. Girls School Road     Indianapolis,
                             Indiana           $38,850,000      Warehouse        Fee      1996 & 1998/NAP     100.0%    1,339,195
7451 & 7452 Tempelhof Drive  Indianapolis,
                             Indiana           $16,590,000      Warehouse        Fee         1997/NAP         100.0%      563,160
901 E. Northfield Drive      Brownsburg,
                             Indiana           $11,200,000      Warehouse        Fee         2003/NAP         100.0%      396,000
3100 Reeves Road             Plainfield,
                             Indiana           $9,310,000       Warehouse        Fee         2001/NAP         100.0%      315,000
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE
                                                                                          % OF TOTAL BASE    CUMULATIVE % OF
                 # OF LEASES   AVERAGE BASE RENT    % OF TOTAL SQUARE    CUMULATIVE %     RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR           ROLLING       PER SF ROLLING       FEET ROLLING       OF SF ROLLING        ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

   Vacant             0              $0.00                  0%                0%                  0%                0%
    2006              0              $0.00                  0%                0%                  0%                0%
    2007              0              $0.00                  0%                0%                  0%                0%
    2008              2              $2.98                 42%               42%                 39%               39%
    2009              1              $2.83                  3%               45%                  2%               41%
    2010              1              $5.03                 11%               55%                 17%               58%
    2011              1              $3.36                 12%               67%                 13%               70%
    2012              0              $0.00                  0%                0%                  0%                0%
    2013              2              $2.93                 25%               92%                 23%               93%
    2014              1              $3.10                  8%              100%                  7%              100%
    2015              0              $0.00                  0%                0%                  0%                0%
2016 & Beyond         0              $0.00                  0%                0%                  0%                0%
------------------------------------------------------------------------------------------------------------------------------

                                      T-37

      The following table presents certain information relating to the major tenants the Crossroads Logistics Portfolio Property:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 % OF TOTAL      ANNUALIZED
                         CREDIT RATING                             ANNUALIZED    ANNUALIZED     UNDERWRITTEN
                            (FITCH/                               UNDERWRITTEN  UNDERWRITTEN     BASE RENT         LEASE
     TENANT NAME        MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)    BASE RENT     ($ PER NRSF)     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Thomson, Inc.            --/Baa1/BBB+       902,852      35%      $3,308,070         33%            $3.66       06/30/2008
Carrier Corporation        A+/A2/A          436,343      17%      $1,546,410         16%            $3.54       01/09/2013
United States Postal
Service                  AAA/Aaa/AAA        281,580      11%      $1,514,762         15%            $5.38       12/31/2010
Logisco                    --/--/--         315,000      12%      $1,181,721         12%            $3.75       01/31/2011
Sur La Table, Inc.         --/--/--         198,000       8%        $761,483          8%            $3.85       01/31/2014
American Wood Moulding     --/--/--         216,600       8%        $725,502          7%            $3.35       06/30/2013
GENCO Distribution         --/--/--         198,000       8%        $698,123          7%            $3.53       04/30/2008
TOTAL/WEIGHTED AVERAGE                    2,548,375      98%      $9,736,071         98%            $3.82

Other Tenants                NAP             64,980       3%        $206,605          2%            $3.18         Various
Vacant Space                 NAP                  0       0%              $0          0%            $0.00           NAP
TOTAL/WEIGHTED AVERAGE                    2,613,355     100%      $9,942,676        100%            $3.80
-----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The Crossroads Logistics Portfolio Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. However, no deposits are required with respect to an individual
Crossroads Logistics Portfolio Property if (i) no event of default is continuing under the Crossroads Logistics Portfolio Loan, (ii) the tenant under a lease of an entire individual Crossroads Logistics Portfolio Property is not in default beyond cure periods and (iii) the tenant is paying currently the taxes or insurance premiums, as the case may be. No tax deposits will be required if no event of default is continuing under the Crossroads Logistics Portfolio Loan and either the DSCR is at least 1.15x or Shurl Curci has delivered a tax payment guaranty. No insurance deposits will be required if no event of default is continuing under the Crossroads Logistics Portfolio Loan and a blanket insurance policy is in effect with respect to all of the Crossroads Logistics Portfolio
Loan Properties. The Crossroads Logistics Portfolio Borrower will deposit into a rollover reserve account $75,000 each month starting on January 7, 2007, through
April 7, 2008 for leasing costs at the Crossroads Logistics Portfolio Properties
(the "Rollover Reserve"). The Rollover Reserve will be available to fund leasing costs, provided the DSCR is at least 1.18x, and released upon the full renewal or re-tenanting of the space.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Crossroads Logistics Portfolio Loan. The lockbox will be in place until the
Crossroads Logistics Portfolio Loan has been paid in full.

      PROPERTY MANAGEMENT. The Crossroads Logistics Portfolio Properties are
managed by Transpacific Development Company, which is an affiliate of the
Crossroads Logistics Portfolio Loan's sponsor. The management agreement is subordinate to the Crossroads Logistics Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. At any time that the Crossroads Logistics Portfolio
Borrower may defease the Crossroads Logistics Portfolio Property in whole, it may also partially defease the loan and obtain a release of the relevant
Crossroads Logistics Portfolio Property (except the Girls School property)
provided certain conditions are met, including: (i) delivery of defeasance collateral in the amount of 115% of the allocated amount with respect to the released parcel, (ii) the DSCR with respect to the remaining property shall be at least 1.18x, and (iii) delivery of rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the partial defeasance.

      SUBSTITUTION OF PROPERTIES. The Crossroads Logistics Portfolio Borrower
has a one-time right to substitute any of the Crossroads Logistics Portfolio
Properties (except the Girls School property) with another property, without any required prepayment of the Crossroads Logistics Portfolio Loan, provided the
Crossroads Logistics Portfolio Borrower satisfies certain conditions, including an appraised fair market value of the replacement property of not less than 105%
of the fair market value of the released property; a net operating income of the replacement property equal to not less than 105% of the net operating income of the released property; a DSCR of all Crossroads Logistics Portfolio Properties
after the substitution of not less than the greater of the DSCR prior to the substitution or 1.18x; and delivery of rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

      Certain additional information regarding the Crossroads Logistics
Portfolio Loan and the Crossroads Logistics Portfolio Properties is set forth on
Appendix II hereto.

                                      T-38

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      T-39

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 24 - MARKETPLACE AT NORTHGLENN
--------------------------------------------------------------------------------

                                      T-40

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 24 - MARKETPLACE AT NORTHGLENN
--------------------------------------------------------------------------------

                                      T-41

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 24 - MARKETPLACE AT NORTHGLENN
--------------------------------------------------------------------------------

                                      T-42

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 24 - MARKETPLACE AT NORTHGLENN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $64,500,000
CUT-OFF DATE BALANCE:              $64,500,000
LOAN PURPOSE:                      Acquisition
SHADOW RATING (MOODY'S/S&P):       NAP
FIRST PAYMENT DATE:                February 1, 2006
INTEREST RATE:                     5.500%
AMORTIZATION:                      Interest only through January 1, 2008.
                                   Principal and interest payments of
                                   $366,223.91 beginning February 1, 2008
                                   through maturity
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     January 1, 2016
EXPECTED MATURITY BALANCE:         $56,597,803
SPONSOR:                           Excelsior LaSalle Property Fund,
                                   Inc.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until the earlier of
                                   June 21, 2009 or 2 years after
                                   the REMIC "start-up" day, with
                                   U.S. Treasury defeasance
                                   thereafter.  Prepayable without
                                   penalty from and after October
                                   1, 2015.

LOAN PER SF:                       $146.83

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:               Springing
                                   Insurance:            Springing
                                   Cap Ex:               Springing
                                   TI/LC:                Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Northglenn, CO
YEAR BUILT/RENOVATED:              1999-2001/NAP
PERCENT LEASED(1):                 99.2%
SQUARE FOOTAGE:                    439,273
THE COLLATERAL:                    Single-story, multiple building
                                   anchored retail center

OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Trammell Crow Company

MOST RECENT NET OP. INCOME:        $6,827,921
2ND MOST RECENT NET OP. INCOME:    $6,602,776
3RD MOST RECENT NET OP. INCOME:    $5,117,754
U/W NET OP. INCOME:                $5,588,299
U/W NET CASH FLOW:                 $5,271,052
U/W OCCUPANCY:                     95.0%
APPRAISED VALUE:                   $88,000,000
CUT-OFF DATE LTV:                  73.3%
MATURITY DATE LTV:                 64.3%
DSCR:                              1.47x
POST IO DSCR:                      1.20x
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated November 18, 2005.

THE MARKETPLACE AT NORTHGLENN LOAN

      THE LOAN. The fifth largest loan (the "Marketplace at Northglenn Loan") as evidenced by the Promissory Note (the "Marketplace at Northglenn Note") is
secured by a first priority fee Deed of Trust and Security Agreement (the
"Marketplace at Northglenn Mortgage") encumbering a 439,273 square foot portion anchored shopping center known as Marketplace at Northglenn, located in
Northglenn, Colorado (the "Marketplace at Northglenn Property"). The Marketplace
at Northglenn Loan was originated on December 21, 2005 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is ELPF Northglenn, L.L.C., a Delaware limited liability company (the "Marketplace at Northglenn Borrower") that owns no material asset other than the Marketplace at Northglenn Property and related interests. The Marketplace at Northglenn Borrower is a wholly-owned subsidiary of Excelsior LaSalle Property Fund, Inc., the sponsor of the Marketplace at
Northglenn Loan. Excelsior LaSalle Property Fund, Inc. is a real estate investment trust that is sponsored by U.S. Trust Company, a

                                      T-43

subsidiary of The Charles Schwab Corporation. The investment advisor to
Excelsior LaSalle Property Fund, Inc. is LaSalle Investment Management, Inc., a
subsidiary of Jones Lang LaSalle, a publicly traded real estate services and investment management firm.

      THE PROPERTY. The Marketplace at Northglenn Property is located in
Northglenn, Colorado, at 10410-10450 Melody Drive & 200-602 West 104th Avenue,
at the intersection of Interstate 25 and 104th Street, which is approximately 10 miles northeast of the Denver central business district. The major buildings of the Marketplace at Northglenn Property were originally constructed between 1999 and 2001. Certain other buildings were pre-existing. It consists of 15 buildings comprising a 439,273 square foot portion of a single story anchored power retail shopping center. The overall Marketplace at Northglenn Property is situated on approximately 71.6 acres. The collateral for the Marketplace at Northglenn Loan consists of approximately 55.3 acres and includes 2,562 parking spaces. The
Marketplace at Northglenn Property is anchored by Bed, Bath and Beyond, Gart
Bros. Sporting Goods Company, Ross Stores, Inc., Office Depot, Marshalls, and
Petsmart. The Lowe's Home Improvement and Mervyn's stores are owned by those companies and are not part of the collateral for the Marketplace at Northglenn
Loan.

---------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

                                                          % OF TOTAL                        % OF TOTAL BASE     CUMULATIVE % OF
                      # OF LEASES   AVERAGE BASE RENT     SQUARE FEET     CUMULATIVE %      RENTAL REVENUES    TOTAL BASE RENTAL
     YEAR               ROLLING       PER SF ROLLING        ROLLING       OF SF ROLLING         ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

    Vacant                  0              $0.00                1%               1%                 0%                0%
     2006                   1             $25.00                1%               2%                 1%                1%
     2007                   7             $17.43                6%               8%                 8%                9%
     2008                   2             $11.71                3%              10%                 2%               11%
     2009                  14             $14.53               17%              27%                18%               29%
     2010                  10             $15.37               15%              42%                17%               46%
     2011                   3             $15.84                7%              49%                 8%               54%
     2012                   3             $12.92                9%              58%                 9%               63%
     2013                   1             $11.00                5%              63%                 4%               67%
     2014                   3             $12.91               11%              74%                10%               77%
     2015                   2             $11.39               14%              88%                12%               89%
2016 & Beyond               3             $13.00               12%             100%                11%              100%
---------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Marketplace at Northglenn Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           % OF TOTAL    ANNUALIZED
                                CREDIT RATING                               ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                   (FITCH/        TENANT                   UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME             MOODY'S/S&P)(1)     NRSF       % OF NRSF    BASE RENT ($)   BASE RENT    ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Bed Bath & Beyond, Inc.           --/--/BBB        33,600         8%         $368,299          6%         $10.96       01/31/2012
Gart Bros. Sporting Goods
 Company                          --/--/--         32,365         7%         $394,206          7%         $12.18       01/31/2015
Ross Stores, Inc.                 --/--/BBB        30,187         7%         $329,060          6%         $10.90       01/31/2010
Office Depot, Inc.               --/--/BBB-        30,163         7%         $321,538          5%         $10.66       05/31/2014
Marshalls of MA, Inc.              --/A3/A         30,016         7%         $267,900          5%          $8.93       11/30/2009
TOTAL/WEIGHTED AVERAGE                            156,331        36%       $1,681,003         28%         $10.75
Other Tenants                        NAP          279,245        64%       $4,327,972         72%         $15.50         Various
Vacant Space                         NAP            3,700         1%               $0          0%          $0.00           NAP
TOTAL/WEIGHTED AVERAGE                            439,273       100%       $6,008,975        100%         $13.80
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. From and after the occurrence of an event of default under the Marketplace at Northglenn Loan or the failure of the Marketplace at
Northglenn Borrower to pay all real estate taxes and insurance premiums timely, the Marketplace at Northglenn Borrower will be required to escrow 1/12 of annual real estate taxes or insurance premiums, respectively, monthly. From and after the occurrence of an event of default under the Marketplace at Northglenn Loan, the Marketplace at Northglenn Borrower is required to escrow monthly an amount for a capital expenditures reserve, as determined by the lender, and an amount for a tenant improvements and leasing commissions reserve, as determined by the lender. The Marketplace at Northglenn Borrower must also deposit into a reserve any payments it receives from tenants on account of the termination of any major lease.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Marketplace at Northglenn Loan. A cash flow sweep will be established if any of the following trigger conditions occur: (a) the occurrence and continuance of a loan default, and terminating upon the cure of such default; or (b) the DSCR is less than or equal to 1.05x, until such time that the Marketplace at

                                      T-44

Northglenn Property achieves a DSCR of greater than 1.05x for two consecutive calendar quarters. The lockbox will be in place until the Marketplace at
Northglenn Loan has been paid in full.

      PROPERTY MANAGEMENT. The Marketplace at Northglenn Property is managed by
Trammell Crow Company. The management agreement is subordinate to the
Marketplace at Northglenn Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine financing is permitted subject to a combined minimum DSCR of 1.25x and maximum LTV of 70%.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. At any time that the Marketplace at Northglenn
Borrower is permitted to fully defease the loan, it is also permitted to partially defease the Marketplace at Northglenn Loan and obtain a release of up to six designated outparcels, provided the Marketplace at Northglenn Borrower satisfies certain conditions, including (i) delivery of defeasance collateral in the amount of 125% of the allocated loan amount with respect to the released parcel, (ii) the DSCR with respect to the remaining property shall be at least
1.25x, (iii) the LTV with respect to the remaining property shall not exceed
65%, and (iv) delivery of rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the partial defeasance.

      Certain additional information regarding the Marketplace at Northglenn
Loan and the Marketplace at Northglenn Property is set forth on Appendix II hereto.

                                      T-45

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 25 - ONE NASHVILLE PLACE
--------------------------------------------------------------------------------

                                      T-46

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 25 - ONE NASHVILLE PLACE
--------------------------------------------------------------------------------

                                      T-47

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 25 - ONE NASHVILLE PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $58,000,000
CUT-OFF DATE BALANCE:              $58,000,000
LOAN PURPOSE:                      Acquisition
SHADOW RATING (MOODY'S/S&P):       NAP
FIRST PAYMENT DATE:                January 1, 2006
INTEREST RATE:                     5.170%
AMORTIZATION:                      Interest only through December 1,
                                   2010.  Principal and interest
                                   payments of $317,410.28 beginning
                                   January 1, 2011 through maturity.
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     December 1, 2015
EXPECTED MATURITY BALANCE:         $53,712,096
SPONSOR:                           Triple Net Properties, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until the earlier of
                                   December 1, 2008 or 2 years after
                                   the REMIC "start-up" day, with
                                   U.S. Treasury defeasance
                                   thereafter.  Prepayable without a
                                   penalty from and after September
                                   2, 2015.

LOAN PER SF:                       $141.26

UP-FRONT RESERVES:                 RE Tax:           $129,383
                                   Insurance:        $5,541
                                   Cap Ex:           $80,000
                                   TI/LC:            $400,000
                                   Other:            $579,239

ONGOING RESERVES:                  RE Tax:           $64,692/month
                                   Insurance:        $5,541/month
                                   Cap Ex(1):        $6,912/month
                                   TI/LC(1):         $34,201/month

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Urban
LOCATION:                          Nashville, TN
YEAR BUILT/RENOVATED:              1985/NAP
PERCENT LEASED(2):                 88.8%
SQUARE FOOTAGE:                    410,581
THE COLLATERAL:                    A 25-story office building
OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Triple Net Properties Reality, Inc.

MOST RECENT NET OP. INCOME:        $4,865,127
2ND MOST RECENT NET OP. INCOME:    $4,503,389
3RD MOST RECENT NET OP. INCOME:    $4,228,640
U/W NET OP. INCOME:                $5,096,609
U/W NET CASH FLOW:                 $4,603,132
U/W OCCUPANCY:                     89.0%
APPRAISED VALUE:                   $77,500,000
CUT-OFF DATE LTV:                  74.8%
MATURITY DATE LTV:                 69.3%
DSCR:                              1.51x
POST IO DSCR:                      1.21x
--------------------------------------------------------------------------------

(1)   Commencing January 1, 2007.

(2)   Percent Leased is based on the rent roll dated November 1, 2005.

THE ONE NASHVILLE PLACE LOAN

      THE LOAN. The sixth largest loan (the "One Nashville Place Loan") as evidenced by the Promissory Note (the "One Nashville Place Note") is secured by a first priority fee Deed of Trust, Security Agreement and Fixture Filing (the
"One Nashville Place Mortgage") encumbering an approximately 410,581 square foot class "A" office building known as One Nashville Place, located in Nashville,
Tennessee (the "One Nashville Place Property"). The One Nashville Place Loan was
originated on November 30, 2005 by or on behalf of LaSalle Bank National
Association.

      THE BORROWER. The borrower is NNN One Nashville Place, LLC, a Delaware limited liability company (the "One Nashville Place Borrower") that owns no material asset other than the One Nashville Place Property and related interests. The sponsor of the One

                                      T-48

Nashville Place Loan is Triple Net Properties, LLC ("Triple Net"). As of August
2005, Triple Net had over 21,845 investors that owned 119 properties in 21 states with a market value in excess of $2.9 billion dollars. Affiliates of
Triple Net are currently the subject of an SEC investigation and have reported that numerical and other information in their disclosure documents were incorrect as further described under "Risk Factors--Legal Action Arising out of
Ordinary Business Could Adversely Affect Payment on Your Certificates" in the
prospectus supplement. For further information, please see "Bankruptcy or
Insolvency of any Affiliated Borrowers May Adversely Affect Payments on Your
Certificates" in the prospectus statement.

      THE PROPERTY. The One Nashville Place Property is located in Nashville,
Davidson County, Tennessee, at 150, 4th Avenue North and is comprised of approximately 1.27 acres. The One Nashville Place Property is a 25-story multi-tenant class "A" office building with approximately 410,581 square feet, an adjacent six-level parking garage and an executive basement level parking area. The improvements were constructed in 1985 and the One Nashville Place
Property is situated in the central business district of Nashville. The largest tenant at the One Nashville Place Property is Miller & Martin, PLLC, which has been in practice since 1867 and is a full service law firm with more than 170 attorneys with offices located in Chattanooga and Nashville, Tennessee and
Atlanta, Georgia. Miller & Martin, PLLC has one extension option of five years.

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                                                                                                CUMULATIVE % OF
                                                                                             % OF TOTAL BASE      TOTAL BASE
                    # OF LEASES     AVERAGE BASE RENT    % OF TOTAL SQUARE   CUMULATIVE %    RENTAL REVENUES    RENTAL REVENUES
     YEAR             ROLLING         PER SF ROLLING        FEET ROLLING     OF SF ROLLING       ROLLING            ROLLING
-------------------------------------------------------------------------------------------------------------------------------

    Vacant               0                 $0.00                 11%              11%               0%                 0%
     2006                3                $19.02                  3%              14%               3%                 3%
     2007                5                $19.53                  8%              21%               8%                11%
     2008                2                $21.50                  6%              27%               7%                19%
     2009                5                $20.03                  9%              36%              10%                29%
     2010                3                $17.14                  7%              43%               7%                36%
     2011                0                 $0.00                  0%              43%               0%                36%
     2012                6                $23.34                 14%              57%              18%                54%
     2013                3                $20.01                 12%              69%              14%                68%
     2014                1                $17.25                  4%              73%               4%                72%
     2015                3                $17.06                  6%              79%               6%                77%
2016 & Beyond            9                $18.57                 21%             100%              23%               100%
-------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the One Nashville Place Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                                CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                   (FITCH/      TENANT                 UNDERWRITTEN    UNDERWRITTEN   BASE RENT
        TENANT NAME            MOODY'S/S&P)(1)   NRSF     % OF NRSF    BASE RENT ($)    BASE RENT    ($ PER NRSF)  LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Miller & Martin, PLLC             --/--/--       57,057       14%        $1,141,140         16%         $20.00       02/29//2016
US Bancorp                       AA-/Aa2/AA-     40,270       10%        $1,016,820         14%         $25.25        12/31/2012
National Association of Sate      --/--/--       33,868        8%          $673,773          9%         $19.89        11/30/2013
Boards Accountancy, Inc.
Neal and Harwell, LLC             --/--/--       29,199        7%          $532,431          7%         $18.23        06/30/2016
Morgan Keegan & Company, Inc       A+/A2/A       24,233        6%          $521,004          7%         $21.50       03/31/2008 &
                                                                                                                    04/30/2008(2)
TOTAL/WEIGHTED AVERAGE                          184,627       45%        $3,885,168         53%         $21.04

Other Tenants                        NAP        180,010       44%        $3,396,338         47%         $18.87         Various
Vacant Space                         NAP         45,944       11%                $0          0%          $0.00           NAP
TOTAL/WEIGHTED AVERAGE                          410,581      100%        $7,281,506        100%         $19.97
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Upon 9 months prior written notice, Morgan Keegan & Company, Inc. can terminate its lease without the payment of any penalty. In addition,
      16,874 square feet expire on March 31, 2008 and 7,359 square feet expire on April 30, 2008.

      ESCROWS AND RESERVES. At closing, the One Nashville Place Borrower deposited reserves with the lender of $129,383 for real estate taxes; $5,541 for insurance; $80,000 for capital expenditure reserves; $400,000 for tenant improvements and leasing commissions; and

                                      T-49

$579,239 which funds are held pursuant to the terms of a Holdback Loan
Agreement. $79,239 of the holdback funds will be released upon the One Nashville
Place Borrower providing estoppels to the lender relating to tenant improvements for 3 specific tenants. The remaining $500,000 will be released to the One
Nashville Place Borrower in monthly increments of $19,088 upon documentation to the lender setting forth that Business Telecommunications, Inc., a tenant at the
One Nashville Place Property, has paid its monthly rent obligation of $19,088.
On an ongoing basis, the One Nashville Place Borrower is required to escrow 1/12 of estimated annual real estate taxes and insurance premiums on a monthly basis.
In addition, capital expenditure reserves and tenant improvement and leasing commission reserves are required to be escrowed on a monthly basis, commencing
January 1, 2007.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the One Nashville Place Loan.

      PROPERTY MANAGEMENT. The One Nashville Place Property is managed by Triple
Net Properties Realty, Inc. ("Triple Properties"), which is an affiliate of the
One Nashville Place Borrower and the One Nashville Place Loan sponsor. As of
August 31, 2005, Triple Properties was managing a portfolio of over 23.8 million square feet of commercial properties and 1.6 million square feet of multi-family properties. The management agreement is subordinate to the One Nashville Place
Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the One Nashville Place Loan and the One Nashville Place Property is set forth on Appendix II hereto.

                                      T-50

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      T-51

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 26-28 - ROSEVILLE PORTFOLIO
--------------------------------------------------------------------------------

                                      T-52

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 26-28 - ROSEVILLE PORTFOLIO
--------------------------------------------------------------------------------

                                      T-53

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 26-28 - ROSEVILLE PORTFOLIO
--------------------------------------------------------------------------------

                                      T-54

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 26-28 - ROSEVILLE PORTFOLIO
--------------------------------------------------------------------------------

                                      T-55

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 26-28 - ROSEVILLE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $46,100,000
CUT-OFF DATE BALANCE:              $46,100,000
LOAN PURPOSE:                      Refinance
SHADOW RATING (MOODY'S/S&P):       NAP
FIRST PAYMENT DATE:                April 1, 2006
INTEREST RATE:                     5.185%
AMORTIZATION:                      360 months
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     March 1, 2016
EXPECTED MATURITY BALANCE:         $38,230,822
SPONSORS:                          Abolghassem Alizadeh and Kobra
                                   Alizadeh

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of February 15,
                                   2011 or 2 years after the REMIC "start-up"
                                   day, with U.S. Treasury defeasance
                                   thereafter. Prepayable without a penalty from
                                   and after March 1, 2016

LOAN PER SF:                       $217.46

UP-FRONT RESERVES:                 RE Tax:           $152,525
                                   Insurance:        $5,838
                                   Other:            $2,000,000

ONGOING RESERVES:                  RE Tax:           30,505/month
                                   Insurance:        5,838/month
                                   Cap Ex:           $3,110/month
                                   TI/LC:            Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 3 assets
PROPERTY TYPE:                     Various
PROPERTY SUB-TYPE:                 Various
LOCATION:                          Roseville, CA
YEAR BUILT/RENOVATED:              2004, 2005/NAP
PERCENT LEASED(1):                 98.3%
SQUARE FOOTAGE:                    211,993
THE COLLATERAL:                    3 retail and office facilities
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Kobra Properties

MOST RECENT NET OP. INCOME:        NAP
2ND MOST RECENT NET OP. INCOME:    NAP
3RD MOST RECENT NET OP. INCOME:    NAP
U/W NET OP. INCOME:                $4,149,691
U/W NET CASH FLOW:                 $3,831,581
U/W OCCUPANCY:                     95.0%
APPRAISED VALUE:                   $63,000,000
CUT-OFF DATE LTV:                  73.2%
MATURITY DATE LTV:                 60.7%
DSCR:                              1.26x
POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on rent rolls dated January 26, 2006.

THE ROSEVILLE PORTFOLIO LOAN

      THE LOAN. The seventh largest loan (the "Roseville Portfolio Loan") as evidenced by the Promissory Note (the "Roseville Portfolio Note") is secured by a first priority fee Amended and Restated Deed of Trust and Security Agreement
encumbering the two retail and one office properties (collectively, the
"Roseville Portfolio Mortgages") with a combined square footage of 211,993 located in Roseville, California (the "Roseville Portfolio Properties"). The
Roseville Portfolio Loan was originated on February 15, 2006 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrowers are Eureka Ridge, LLC, a Delaware limited liability company, Fairway Commons II, LLC, a Delaware limited liability company and Stoneview Office, LLC, a Delaware limited liability company (collectively, the "Roseville Portfolio Borrowers") that each owns no material assets other than the Roseville Portfolio Properties and related interests. The Roseville
Portfolio Borrowers are indirect subsidiaries of Kobra Properties. Kobra
Properties is the property manager and is wholly owned by the sponsors of

                                      T-56

the Roseville Portfolio Loan. Kobra Properties reportedly owns and manages 40
Jack in the Box Restaurants, 2 Qdoba restaurants, 617,865 square feet of office space, 671,341 square feet of retail space, 655,885 square feet of warehouse space, 100 residential lots, 336 condominiums and has over ten office, retail and residential projects under development for an estimated 2 million square feet.

      THE PROPERTIES. The "Stoneview Office" property is located in Roseville,
California, located just east of I-80 and just north of Douglas Boulevard. The
Stoneview Office property is approximately 15 miles northeast of downtown
Sacramento and approximately 100 miles northeast of San Francisco. The Stoneview
Office property was constructed in 2005. It consists of a 110,381 square foot, three-story Class A office building. The Stoneview Office property is situated on approximately 5.5 acres and includes 406 parking spaces.

      The "Fairway Commons II" property is located in Roseville, California, located two miles west of I-80, just north of State Highway 65 at the Pleasant
Grove Boulevard Exit. The Fairway Commons II property is approximately 15 miles northeast of downtown Sacramento and approximately 100 miles northeast of San
Francisco. The Fairway Commons II property was constructed in 2004 and 2005. It consists of three one-story Class A retail buildings, containing a total of
64,316 square feet. The Fairway Commons II property is situated on approximately
5.5 acres and includes 362 parking spaces. The Fairway Commons II property is anchored by Circuit City and Imperial Furniture.

      The "Eureka Ridge" property is located in Roseville, California, located just east of I-80 at the Eureka Road exit. The Eureka Ridge property is approximately 15 miles northeast of downtown Sacramento and approximately 100 miles northeast of San Francisco. The Eureka Ridge property was constructed in
2005. It consists of a 37,296 square foot, one-story Class A retail building.
The Eureka Ridge property is situated on approximately 4.2 acres and includes
183 parking spaces. The Eureka Ridge property is anchored by Crush Restaurant,
Massage Envy, Qdoba Mexican Grill and Lasik Vision.

----------------------------------------------------------------------------------------------------------------------------------
                                               ALLOCATED                      OWNERSHIP        YEAR BUILT/     PERCENT    SQUARE
       PROPERTY            LOCATION           LOAN AMOUNT    PROPERTY TYPE    INTEREST         RENOVATED       LEASED    FOOTAGE
----------------------------------------------------------------------------------------------------------------------------------

Stoneview Office           Roseville, CA      $19,030,000        Office          Fee       2005/NAP             98.0%    110,381
Fairway Commons II         Roseville, CA      $13,900,000        Retail          Fee       2004 & 2005/NAP      97.9%     64,316
Eureka Ridge               Roseville, CA      $13,170,000        Retail          Fee       2005/NAP            100.0%     37,296
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                             % OF TOTAL BASE     CUMULATIVE % OF
                       # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SQUARE   CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
       YEAR              ROLLING       PER SF ROLLING      FEET ROLLING     OF SF ROLLING        ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------

      Vacant                  2             $0.00                2%               2%                 0%                  0%
       2006                   0             $0.00                0%               2%                 0%                  0%
       2007                   0             $0.00                0%               2%                 0%                  0%
       2008                   1            $36.00                1%               3%                 1%                  1%
       2009                   0             $0.00                0%               3%                 0%                  1%
       2010                  16            $29.99               25%              28%                30%                 31%
       2011                   7            $24.77               13%              41%                13%                 44%
       2012                   1            $36.00                1%              42%                 2%                 46%
       2013                   0             $0.00                0%              42%                 0%                 46%
       2014                   0             $0.00                0%              42%                 0%                 46%
       2015                   4            $24.93               17%              59%                17%                 63%
   2016 & Beyond              6            $21.50               42%             100%                37%                100%
----------------------------------------------------------------------------------------------------------------------------------

                                      T-57

The following table presents certain information relating to the major tenants at the three Roseville Portfolio Properties:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                                CREDIT RATING                             ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                                   (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME                MOODY'S/S&P)      NRSF     % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Circuit City                       --/--/--       32,952       16%        $594,762         11%          $18.05       12/31/2020
Champman University                --/--/--       22,676       11%        $456,000          9%          $20.11       11/30/2015
Imperial Furniture                 --/--/--       18,059        9%        $361,180          7%          $20.00       04/10/2016
Keller Williams                    --/--/--       15,981        8%        $383,544          7%          $24.00       11/14/2010
Kobra Properties                   --/--/--       13,723        7%        $345,820          7%          $25.20       02/28/2016
TOTAL/WEIGHTED AVERAGE                           103,391       49%      $2,141,306         41%          $20.71

Other Tenants                         NAP        105,063       50%      $3,064,100         59%          $29.16         Various
Vacant Space                          NAP         3,539         2%           $0.00          0%           $0.00           NAP
TOTAL/WEIGHTED AVERAGE                           211,993      100%      $5,205,406        100%          $24.97
----------------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. At closing, the Roseville Portfolio Borrower was required to make an initial deposit of (i) $152,525 into a tax reserve account,
(ii) $5,838 into an insurance reserve account, and (iii) $2,000,000 into a lease-up reserve account. With respect to the lease-up reserve, the lender will release the first $1,000,000 upon the following conditions being met: (i) no event of default has occurred and is continuing, and (ii) the applicable tenants have accepted their premises at the Stoneview Office property, opened for business to the public, and commenced payment of full rental in accordance with their respective leases. The lender will release the second $1,000,000 in the leasing reserve upon the following conditions being met: (i) no event of default has occurred and is continuing, and (ii) Crush Restaurant has accepted its premises at the Stoneview Office property. In addition, the Roseville Portfolio
Borrower is required to make monthly escrow deposits (i) in the amount of 1/12 of annual real estate taxes and insurance premiums (the amounts shown are the current monthly collections), and (ii) $3,110 for payment of capital expenditures. In the event of a default that has occurred and is continuing, the
Roseville Portfolio Borrower must deposit $17,666 each month into a rollover funds reserve.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Roseville Portfolio Loan. The lockbox will be in place until the Roseville
Portfolio Loan has been paid in full.

      PROPERTY MANAGEMENT. The Roseville Portfolio Properties are managed by
Kobra Properties, which is an affiliate of the Roseville Portfolio Loan's sponsor. The management agreement is subordinate to the Roseville Portfolio
Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the Roseville Portfolio Borrower, Kobra EFS, LLC, has obtained mezzanine financing in the amount of $4,000,000. An intercreditor agreement is in effect between the lender and the mezzanine loan lender.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Roseville Portfolio Borrower may partially defease the loan and obtain the release of any of the Stoneview Office property, Fairway
Commons II property or Eureka Ridge property, provided certain conditions are met, including: (i) delivery of defeasance collateral in the amount of 125% of the allocated loan amount with respect to the released property, (ii) the DSCR with respect to the remaining property shall not be less than the greater of (a)
the DSCR as of the date immediately preceding the partial defeasance, or (b)
1.20x, (iii) the LTV with respect to the remaining property shall be equal to or less than the lesser of (a) the loan-to-value ratio prior to the partial defeasance or (b) 80%, and (iv) delivery of rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the partial defeasance.

      Certain additional information regarding the Roseville Portfolio Loan and the Roseville Portfolio Properties is set forth on Appendix II hereto.

                                      T-58

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      T-59

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 29-30 - ALLSTATE CHARLOTTE & ROANOKE
--------------------------------------------------------------------------------

                                      T-60

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 29-30 - ALLSTATE CHARLOTTE & ROANOKE
--------------------------------------------------------------------------------

                                      T-61

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 29-30 - ALLSTATE CHARLOTTE & ROANOKE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):               $41,725,000
CUT-OFF DATE BALANCE(1):           $41,725,000
LOAN PURPOSE:                      Acquisition
SHADOW RATING (MOODY'S/S&P):       NAP
FIRST PAYMENT DATE:                February 1, 2006
INTEREST RATE:                     5.680%
AMORTIZATION:                      Interest only through January 1, 2009.
                                   Principal and interest payments of
                                   $241,643.51 beginning February 1, 2009
                                   through maturity.

ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     January 1, 2016
EXPECTED MATURITY BALANCE(1):      $37,517,040
SPONSOR:                           CapLease Credit, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until the earlier of December 22,
                                   2008 or 2 years after the REMIC "start-up"
                                   day, with U.S. Treasury defeasance
                                   thereafter. Prepayable without a penalty from
                                   and after October 1, 2015.

LOAN PER SF(1):                    $116.72

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:           Springing
                                   Insurance:        Springing
                                   Cap Ex:           Springing
                                   TI/LC:            Springing
                                   Other:            Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 2 assets
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Charlotte, NC & Roanoke, VA
YEAR BUILT/RENOVATED:              Various/Various
PERCENT LEASED(2):                 100.0%
SQUARE FOOTAGE:                    357,489
THE COLLATERAL:                    2 office buildings
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Allstate Insurance Company

MOST RECENT NET OP. INCOME:        NAP
2ND MOST RECENT NET OP. INCOME:    NAP
3RD MOST RECENT NET OP. INCOME:    NAP
U/W NET OP. INCOME:                $4,275,492
U/W NET CASH FLOW:                 $3,847,924
U/W OCCUPANCY:                     97.0%
APPRAISED VALUE:                   $56,700,000
CUT-OFF DATE LTV(1):               73.6%
MATURITY DATE LTV(1):              66.2%
DSCR(1):                           1.60x
POST IO DSCR(1):                   1.33x
--------------------------------------------------------------------------------

(1)   The subject $41,725,000 loan represents the senior financing interest in an A/B note loan structure which totals $51,124,948. All LTV, DSCR and
      Loan per SF numbers in this table are based on the $41,725,000 senior financing, unless otherwise specified. The LTV of the aggregate mortgage loan and the B Note is 90.2% and the underwritten DSCR based on the aggregate debt of the mortgage loan and the B Note is 1.10x, which excludes the underwritten vacancy and TI/LC.

(2)   Percent Leased date as of December 24, 2005

THE ALLSTATE CHARLOTTE & ROANOKE LOAN

      THE LOAN. The eighth largest loan (the "Allstate Charlotte & Roanoke
Loan") as evidenced by the Promissory Note (the "Allstate Charlotte & Roanoke
Note") is secured by first priority fee Deeds of Trust, Security Agreements and
Fixture Filings (the "Allstate Charlotte & Roanoke Mortgages") encumbering two suburban office buildings containing an aggregate of approximately 357,489 square feet known as Allstate Charlotte & Roanoke, located in Charlotte, North
Carolina and Roanoke, Virginia, respectively (the "Allstate Charlotte & Roanoke
Properties"). The Allstate Charlotte & Roanoke Loan was originated on December
21, 2005 by or on behalf of LaSalle Bank National Association.

      THE BORROWER. The borrowers are CLF McCullough Drive Charlotte LLC and CLF
Electric Road Roanoke LLC, each a Delaware limited liability company
(collectively, the "Allstate Charlotte & Roanoke Borrower") that own no material asset other than the Allstate

                                      T-62

Charlotte & Roanoke Properties and related interests. The sponsor of the
Allstate Charlotte & Roanoke Loan is CapLease Credit, LLC. CapLease LP owns 100%
of the beneficial interest of the borrowers and of CapLease Credit LLC, a
Delaware limited liability company. Capital Lease Funding, Inc. (NYSE: LSE)
conducts substantially all of its business through its operating partnership
Caplease, LP. Capital Lease Funding, Inc. reported total assets of approximately
$1.1 billion and total stockholder's equity of approximately $241 million as of
September 30, 2005.

      THE PROPERTY. The Allstate Charlotte & Roanoke Properties are located in
Charlotte, North Carolina and Roanoke, Virginia, respectively. The Allstate
Charlotte Property is situated on approximately 32.65 acres and located at 401
McCullough Drive, Charlotte, Mecklenburg County, North Carolina. The Allstate
Charlotte Property was originally constructed in 1973 and underwent a major renovation in the 1990s. The Allstate Charlotte Property is improved with a three story single tenant office building which contains approximately 191,681 square feet. The Allstate Roanoke Property is situated on approximately 20.73 acres and located at 1819 Electric Road, Roanoke, Roanoke County, Virginia. The
Allstate Roanoke Property was originally constructed in 1969/1970, was improved with an addition in 1982 and has been further renovated multiple times over the years. The Allstate Roanoke Property is improved with a three story single tenant office building which contains approximately 165,808 square feet. The
Allstate Charlotte & Roanoke Properties were developed for and on behalf of the
Allstate Insurance Company. The Allstate Corporation (NYSE: ALL) is the holding company for the Allstate Insurance Company and is a Fortune 500 Company that was founded in 1931 and became a publicly traded company in 1993. The acquisition of the Allstate Charlotte & Roanoke Properties by the Allstate Charlotte & Roanoke
Borrower occurred pursuant to a "sale-leaseback" transaction. Allstate Insurance
Company has three extension options of five years at the Allstate Charlotte &
Roanoke Properties.

----------------------------------------------------------------------------------------------------------------------------------
                                                ALLOCATED                       OWNERSHIP    YEAR BUILT/     PERCENT      SQUARE
       PROPERTY             LOCATION           LOAN AMOUNT     PROPERTY TYPE    INTEREST     RENOVATED       LEASED      FOOTAGE
----------------------------------------------------------------------------------------------------------------------------------

Allstate - Charlotte       Charlotte, NC      $20,163,404         Office          Fee         1973/1990      100.0%       191,681
Allstate - Roanoke         Roanoke, VA        $21,561,596         Office          Fee         1970/1982      100.0%       165,808
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                             % OF TOTAL BASE     CUMULATIVE % OF
                       # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SQUARE   CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
         YEAR             ROLLING     PER SF ROLLING       FEET ROLLING     OF SF ROLLING        ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------

        Vacant                0            $0.00                 0%                0%                 0%                 0%
         2006                 0            $0.00                 0%                0%                 0%                 0%
         2007                 0            $0.00                 0%                0%                 0%                 0%
         2008                 0            $0.00                 0%                0%                 0%                 0%
         2009                 0            $0.00                 0%                0%                 0%                 0%
         2010                 0            $0.00                 0%                0%                 0%                 0%
         2011                 0            $0.00                 0%                0%                 0%                 0%
         2012                 0            $0.00                 0%                0%                 0%                 0%
         2013                 0            $0.00                 0%                0%                 0%                 0%
         2014                 0            $0.00                 0%                0%                 0%                 0%
         2015                 2           $12.09               100%              100%               100%               100%
     2016 & Beyond            0            $0.00                 0%              100%                 0%               100%
----------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the tenant at the
Allstate Charlotte & Roanoke Properties:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                                CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                   (FITCH/        TENANT      % OF      UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME              MOODY'S/S&P)(1)     NRSF       NRSF      BASE RENT ($)   BASE RENT     ($ PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Allstate Insurance Company      AA+/Aa2/AA       357,489       100%     $4,323,020         100%         $12.09        12/31/2015
TOTAL/WEIGHTED AVERAGE                           357,489       100%     $4,323,020         100%         $12.09

Other Tenants                      NAP              0            0%             $0           0%          $0.00         Various
Vacant Space                       NAP              0            0%             $0           0%          $0.00           NAP
TOTAL/WEIGHTED AVERAGE                           357,489       100%     $4,323,020         100%         $12.09
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                      T-63

      ESCROWS AND RESERVES. The Allstate Charlotte & Roanoke Borrower is
required to escrow 1/12 of estimated annual real estate taxes and insurance premiums monthly, if, (i) the Allstate Charlotte & Roanoke Borrower is in
default under the loan documents, (ii) either of the leases between the Allstate
Charlotte & Roanoke Borrower and Allstate Insurance Company, are not in full force and effect, (iii) Allstate Insurance Company does not pay all such real estate taxes and insurance premiums before the date such taxes shall be deemed delinquent or the insurance policy shall be cancelled, or (iv) the sole owner of the Allstate Charlotte & Roanoke Properties is not the Allstate Charlotte &
Roanoke Borrower or a transferee which lender has approved. In addition, the
Allstate Charlotte & Roanoke Borrower may be required, if the lender so elects, to escrow with the lender a capital expenditure reserve of $0.20 per square foot per year, payable monthly, if, among other conditions, (i) the Allstate
Charlotte & Roanoke Borrower is in default under the loan documents, (ii) either of the Allstate Insurance Company leases are no longer in full force and effect,
(iii) the sole owner of the Allstate Charlotte & Roanoke Properties is not the
Allstate Charlotte & Roanoke Borrower or a transferee approved by lender, or
(iv) the DSCR, under the Promissory Note, falls below 1.10x. Furthermore, the
Allstate Charlotte & Roanoke Borrower may be required, if the lender so elects, to escrow with the lender, tenant improvement and leasing commission reserves of
$1.00 per square foot per year, payable monthly, if (i) the Allstate Charlotte &
Roanoke Borrower is in default under the loan documents, (ii) the sole owner of the Allstate Charlotte & Roanoke Properties is not the Allstate Charlotte &
Roanoke Borrower or a transferee approved by the lender, or (iii) the DSCR, under the Promissory Note, falls below 1.10x. The Allstate Charlotte & Roanoke
Borrower will also be required to escrow with the lender $3,600,000 in the form of either cash or an unconditional letter of credit if either (i) after the ninth lease year, and in each calendar quarter of such ninth year, Capital Lease
Funding, Inc.'s net worth declines below $25,000,000 as determined by reviewing the Securities and Exchange Commission's 10-Q filing for Capital Lease Funding,
Inc. for the most recent quarter then available or (ii) prior to the commencement of the tenth lease year, if Allstate does not execute the lease renewal option on either one of the two Allstate Charlotte & Roanoke Properties.
If such escrow or letter of credit would be required pursuant to both clause (i)
and clause (ii), only one escrow or letter of credit will be required. Such escrow or letter of credit will be released to the Allstate Charlotte & Roanoke
Borrower if the condition that required the escrow or letter of credit to be provided is cured.

      PROPERTY MANAGEMENT. The Allstate Charlotte & Roanoke Properties are
managed by the Allstate Insurance Company, the sole tenant at the Allstate
Charlotte & Roanoke Properties.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Allstate
Charlotte & Roanoke Properties also secure a subordinate B-Note, with an original principal balance of $9,399,948. Only the A-Note is included in the
MSCI 2006-HQ8 Trust. The combined aggregate original principal balance of the
A-Note and the B-Note was $51,124,948. The B-Note has a 119 month term with a 30 year amortization schedule, and an interest rate of 5.680%. The B-Note is held by Caplease, LP.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Allstate Charlotte & Roanoke
Loan and the Allstate Charlotte & Roanoke Properties is set forth on Appendix II hereto.

                                      T-64

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      T-65

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 31 - INLAND SHOPS AT 5
--------------------------------------------------------------------------------

                                      T-66

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 31 - INLAND SHOPS AT 5
--------------------------------------------------------------------------------

                                      T-67

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 31 - INLAND SHOPS AT 5
--------------------------------------------------------------------------------

                                      T-68

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 31 - INLAND SHOPS AT 5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $40,179,000
CUT-OFF DATE BALANCE:                   $40,179,000
LOAN PURPOSE:                           Acquisition
SHADOW RATING (MOODY'S/S&P):            NAP
FIRST PAYMENT DATE:                     February 1, 2006
INTEREST RATE:                          4.640%
AMORTIZATION:                           Interest only
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          January 1, 2011
EXPECTED MATURITY BALANCE:              $40,179,000
SPONSOR:                                Inland Western Retail Real Estate
                                        Trust, Inc.
INTEREST CALCULATION:                   30/360
CALL PROTECTION:                        Locked out until January 1, 2008. In
                                        connection with any voluntary
                                        prepayment, the borrower must pay a
                                        penalty equal to the greater of a yield
                                        maintenance penalty or 1% of the
                                        outstanding principal balance being
                                        prepaid. Prepayable without a penalty
                                        from and after October 1, 2010.

LOAN PER SF:                            $120.49

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:                Springing
                                        Insurance:             Springing
                                        Cap Ex:                Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Retail
PROPERTY SUB-TYPE:                      Anchored
LOCATION:                               Plymouth, MA
YEAR BUILT/RENOVATED:                   2005/NAP
PERCENT LEASED(1):                      98.8%
SQUARE FOOTAGE:                         333,455
THE COLLATERAL:                         Retail Anchored Center
OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Inland US Management LLC

MOST RECENT NET OP. INCOME:             NAP
2ND MOST RECENT NET OP. INCOME:         NAP
3RD MOST RECENT NET OP. INCOME:         NAP
U/W NET OP. INCOME:                     $4,170,223
U/W NET CASH FLOW:                      $3,982,463
U/W OCCUPANCY:                          95.0%
APPRAISED VALUE:                        $68,900,000
CUT-OFF DATE LTV:                       58.3%
MATURITY DATE LTV:                      58.3%
DSCR:                                   2.14x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on an occupancy report dated December 20, 2005.

THE INLAND SHOPS AT 5 LOAN

      THE LOAN. The ninth largest loan (the "Inland Shops at 5 Loan") as evidenced by the Promissory Note (the "Inland Shops at 5 Note") is secured by a first priority Mortgage, Security Agreement and Fixture Filing (the "Inland
Shops at 5 Mortgage") encumbering an approximately 333,455 square foot retail anchored center known as Inland Shops at 5, located in Plymouth, Massachusetts
(the "Inland Shops at 5 Property"). The Inland Shops at 5 Loan was originated on
December 21, 2005 by or on behalf of LaSalle National Bank Association.

      THE BORROWER. The borrower is Inland Western Plymouth 5, L.L.C., a
Delaware limited liability company (the "Inland Shops at 5 Borrower") that owns no material asset other than the Inland Shops at 5 Property and related interests. The sponsor of the Inland Shops at 5 Loan is Inland Western Retail
Real Estate Trust, Inc. ("Inland Western"). Inland Western is part of the Inland
Real Estate Group of companies ("Inland Companies"). The current Inland Western
Portfolio consists of more than 60 properties. The Inland Companies have 35 years of experience specializing in real estate investment, property management, commercial real estate brokerage, land development, acquisition and mortgage lending. The Inland Companies own properties in 42 states, manage assets in excess of $10 billion and manage more than 85 million square feet of retail and commercial space.

                                    T-69

      THE PROPERTY. The Inland Shops at 5 Property is located in Plymouth,
Plymouth County, Massachusetts, at 10-105 Long Pond Road. The Inland Shops at 5
Property consists of an approximately 333,455 square foot, single story retail anchor center. The Inland Shops at 5 Property is situated on approximately 62.68 acres and is anchored by BJ's Wholesale Club, Inc. (NYSE: BJ) and Kohl's
Department Store. BJ's Wholesale Club, Inc. operates in the eastern United
States from Maine to Florida, as well as in the State of Ohio. The company's clubs are located in both freestanding locations and shopping centers. BJ's
Wholesale Club, Inc. has six extension options of five years of its lease.
Kohl's Department Store is not part of the collateral. The Inland Shops at 5
Property is located approximately 40 miles southeast of Boston and five miles north of the Cape Cod Canal. The Inland Shops at 5 Property is located in the
Eastern Massachusetts/Greater Boston retail real estate marketplace in the South
Shore submarket.

-------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

                                                                                      % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SQUARE    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR          ROLLING       PER SF ROLLING       FEET ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------

   Vacant            0               $0.00                 1%              1%                 0%                 0%
    2006             0               $0.00                 0%              1%                 0%                 0%
    2007             0               $0.00                 0%              1%                 0%                 0%
    2008             0               $0.00                 0%              1%                 0%                 0%
    2009             1              $19.50                 1%              2%                 2%                 2%
    2010             2              $19.17                 2%              5%                 3%                 5%
    2011             0               $0.00                 0%              5%                 0%                 5%
    2012             2              $21.14                 3%              8%                 5%                10%
    2013             0               $0.00                 0%              8%                 0%                10%
    2014                            $12.80                22%             30%                21%                31%
    2015            10              $15.29                32%             62%                37%                68%
2016 & Beyond        2              $11.44                38%            100%                32%               100%
-------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Inland Shops at 5 Property:

----------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL     ANNUALIZED
                             CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                (FITCH/       TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME          MOODY'S/S&P)(1)    NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

BJ's Wholesale Club, Inc.      --/--/--       119,598      36%        $1,289,266         29%          $10.78      10/31/2025
T.J. Maxx                       --/A3/A        48,284      15%          $576,000         13%          $11.93      10/31/2014
The Sports Authority           --/--/--        38,407      12%          $480,087         11%          $12.50      01/31/2015
Petsmart                       --/Ba2/BB       23,895       7%          $340,504          8%          $14.25      01/31/2015
Off Broadway Shoes             --/--/--        20,500       6%          $276,750          6%          $13.50      12/31/2014
TOTAL/WEIGHTED AVERAGE                        250,684      75%        $2,962,608         66%          $11.82

Other Tenants                     NAP          78,764      24%        $1,510,998         34%          $19.18        Various
Vacant Space                      NAP           4,007       1%                $0          0%          $ 0.00         NAP
TOTAL/WEIGHTED AVERAGE                        333,455     100%        $4,473,606        100%          $13.58
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The Inland Shops at 5 Borrower is required to escrow with lender 1/12 of the estimated annual real estate taxes and insurance premiums monthly, if, (i) an event of default exists, (ii) the real estate taxes for The Inland Shops at 5 Property have not been paid in accordance with the loan documents or (iii) the Inland Shops at 5 Property is not insured in accordance with the loan documents. In addition, the Inland Shops at 5 Borrower is required to escrow capital expenditure reserves with lender of $0.15 per square foot per year, payable monthly, if an event of default has occurred or the Inland Shops at 5 Borrower fails to make all necessary capital expenditures to the satisfaction of lender.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Inland Shops at 5 Property is managed by Inland
US Management LLC which is an affiliate of the Inland Shops at 5 Borrower and the Inland Shops at 5 Loan's sponsor. The management agreement is subordinate to the Inland Shops at 5 Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                                     T-70

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Inland Shops at 5 Loan and the Inland Shops at 5 Property is set forth on Appendix II hereto.

                                     T-71

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 32 - FIRST INSURANCE CENTER
--------------------------------------------------------------------------------

                                     T-72

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 32 - FIRST INSURANCE CENTER
--------------------------------------------------------------------------------

                                     T-73

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 32 - FIRST INSURANCE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $38,000,000
CUT-OFF DATE BALANCE:                   $38,000,000
LOAN PURPOSE:                           Acquisition
SHADOW RATING (MOODY'S/S&P):            NAP
FIRST PAYMENT DATE:                     February 1, 2006
INTEREST RATE:                          5.735%
AMORTIZATION:                           Interest only
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          January 1, 2016
EXPECTED MATURITY BALANCE:              $38,000,000
SPONSOR:                                Jay H. Shidler
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Locked out until the earlier of
                                        December 21, 2008 or 2 years after
                                        the REMIC "start-up" day, with U.S.
                                        Treasury defeasance thereafter.
                                        Prepayable without a penalty from
                                        and after October 2, 2015.

LOAN PER SF:                            $180.71

UP-FRONT RESERVES:                      RE Tax:                $128,823
                                        Insurance:             $105,455
                                        Deferred Maintenance:  $1,722,918
                                        Environmental:         $14,500

ONGOING RESERVES:                       RE Tax:                $21,470/month
                                        Insurance:             $10,546/month
                                        Cap Ex:                $3,505/month
                                        TI/LC:                 $6,964/month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Office
PROPERTY SUB-TYPE:                      Suburban
LOCATION:                               Honolulu, HI
YEAR BUILT/RENOVATED:                   1964, 1983/NAP
PERCENT LEASED(1):                      97.1%
SQUARE FOOTAGE:                         210,286
THE COLLATERAL:                         5-story office building and
                                        an attached 11-story
                                        combination parking structure
                                        and office building

OWNERSHIP INTEREST:                     Leasehold
PROPERTY MANAGEMENT:                    Shidler Hawaii Investment Partners, LLC

MOST RECENT NET OP. INCOME:             $3,775,569
2ND MOST RECENT NET OP.INCOME:          $3,523,025
3RD MOST RECENT NET OP. INCOME:         $3,425,569
U/W NET OP. INCOME:                     $3,251,886
U/W NET CASH FLOW:                      $3,126,265
U/W OCCUPANCY:                          95.6%
APPRAISED VALUE:                        $49,500,000
CUT-OFF DATE LTV:                       76.8%
MATURITY DATE LTV:                      76.8%
DSCR:                                   1.41x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated January 2006.

THE FIRST INSURANCE CENTER LOAN

      THE LOAN. The tenth largest loan (the "First Insurance Center Loan") as evidenced by the Promissory Note (the "First Insurance Center Note") is secured by a first priority leasehold Mortgage, Assignment of Leases and Rents, Security
Agreement, Financing Statement, and Fixture Filing (the "First Insurance Center
Mortgage") encumbering the approximately 210,286 square foot suburban office building known as First Insurance Center, located in Honolulu, Hawaii (the
"First Insurance Center Property"). The First Insurance Center Loan was
originated on December 20, 2005 by or on behalf of LaSalle Bank National
Association.

      THE BORROWER. The borrower is Pacific Office Properties Trust (Ward
Avenue) LLC, a Delaware limited liability company (the "First Insurance Center
Borrower") that owns no material asset other than the First Insurance Center
Property and related interests. The sponsor of the First Insurance Center Loan is Jay H. Shidler. Mr. Shidler is the founder and managing partner of The
Shidler Group. Since its

                                     T-74

formation in 1972, The Shidler Group, through private and public affiliates, has acquired, owned and managed over 1,400 properties containing over 120 million square feet.

      THE PROPERTY. The First Insurance Center Property is located in Honolulu,
Honolulu County, Hawaii, at 1100 Ward Avenue between downtown Honolulu and the
Waikiki resort area, on the island of Oahu and is comprised of approximately
1.37 acres. The First Insurance Center Property is improved with a 5-story office building and an attached 11-story combination parking structure and office building offering approximately 210,286 square feet of class "A" suburban office space. The 11-story combination parking structure and office building is divided between the lower 6 levels, which are for parking, and the remaining upper 5 levels, which are for office space. The 5-story office building was constructed in 1964 and renovated in 1983 and the 11-story combination parking structure and office building was constructed in 1983. The largest tenant at the
First Insurance Center Property is the First Insurance Company of Hawaii, Ltd.
("FICOH"). FICOH is jointly owned by CNA Financial Corporation (NYSE: CNA) and
Tokio Marine and Nichido Fire Insurance Company, Ltd. FICOH was established in
1911 and offers a range of commercial and personal insurance products throughout the Hawaiian Islands. The FICOH lease has three extension options of ten years each.

-------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

                                                                                      % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SQUARE   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR          ROLLING      PER SF ROLLING       FEET ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------

    Vacant            0            $ 0.00                 3%                3%               0%                 0%
     2006             3            $18.31                 2%                5%               3%                 3%
     2007             1            $14.62                 0%                6%               0%                 3%
     2008            12            $13.24                31%               37%              26%                29%
     2009             4            $15.65                 3%               40%               3%                32%
     2010             8            $16.77                10%               50%              10%                42%
     2011             0            $ 0.00                 0%               50%               0%                42%
     2012             0            $ 0.00                 0%               50%               0%                42%
     2013             0            $ 0.00                 0%               50%               0%                42%
     2014             0            $ 0.00                 0%               50%               0%                42%
     2015             0            $ 0.00                 0%               50%               0%                42%
2016 & Beyond         2            $18.58                50%              100%              58%               100%
-------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the First Insurance Center Property:

----------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL     ANNUALIZED
                             CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                (FITCH/       TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME          MOODY'S/S&P)(1)    NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

First Insurance Company
 of Hawaii, Ltd.            BBB-/Baa3/BBB-(2) 104,794      50%       $2,233,645         61%           $21.31      02/28/2018
Straub Clinic & Hospital    --/--/--           57,263      27%       $  744,312         20%           $13.00      01/31/2008
TOTAL/WEIGHTED AVERAGE                        162,057      77%       $2,977,957         81%           $18.38

Other Tenants                  NAP             42,137      20%       $  687,732         19%           $16.32       Various
Vacant Space                   NAP              6,092       3%       $        0          0%           $ 0.00         NAP
TOTAL/WEIGHTED AVERAGE                        210,286     100%       $3,665,689         100%          $17.95
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Ratings for CNA Financial Corporation.

      ESCROWS AND RESERVES. At closing, the First Insurance Center Borrower deposited reserves with the lender of $128,823 for real estate taxes; $105,455 for insurance; $1,722,918 for deferred maintenance; and $14,500 for environmental. The deferred maintenance reserve was established in order to effect certain repairs, including replacing the chillers for the HVAC, which repairs are required to be completed within 1 year from loan origination. On an ongoing basis, the First Insurance Center Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. In addition, capital expenditure reserves and tenant improvement and leasing commissions are required to be escrowed monthly ($3,505 and $6,964, respectively). The First Insurance
Center Borrower's monthly tenant improvement and leasing commissions reserve will be suspended during the term that the tenant improvement and leasing commissions reserve account is equal to or greater than $200,000.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the First Insurance Center Loan.

                                     T-75

      PROPERTY MANAGEMENT. The First Insurance Center Property is managed by
Shidler Hawaii Investment Partners, LLC ("SHIP") which is an affiliate of the
First Insurance Center Borrower and the First Insurance Center Loan's sponsor.
SHIP currently provides full service asset management including accounting, construction management, property management and leasing services for office, industrial, and retail properties on the islands of Oahu and Hawaii. The management agreement is subordinate to the First Insurance Center Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the First Insurance Center Loan and the First Insurance Center Property is set forth on Appendix II hereto.

                                     T-76

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